Exhibit 99.2
EXECUTION VERSION

STOCKHOLDER AGREEMENT
Among
CARIB HOLDINGS, INC.
AND
THE HOLDERS PARTY HERETO
DATED SEPTEMBER 30, 2010

i

     STOCKHOLDER AGREEMENT, dated as of September 30, 2010 (this “Agreement”), among CARIB HOLDINGS, INC., a corporation organized under the laws of the Commonwealth of Puerto Rico (the “Company”) and each of the Holders of the Company listed on Schedule I attached hereto.
     WHEREAS, each party deems it to be in the best interest of the Company and the parties that provision be made for the continuity and stability of the business and policies of the Company, and, to that end, the Company and the parties hereby set forth herein their agreement with respect to the Common Shares now owned or hereafter owned by them.
     WHEREAS, each of AP Carib Holdings, Ltd., an exempted company organized under the laws of the Cayman Islands (“Apollo”), and Popular, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico (“Popular”), is subject to certain non-competition and non-solicitation provisions contained in that certain Agreement and Plan of Merger dated as of June 30, 2010, among Apollo, Popular and the other parties thereto (as it may be amended or supplemented from time to time, the “Merger Agreement”).
     NOW, THEREFORE, in consideration of the promises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:
     Definitions.
     As used in this Agreement:
     “5% Board Right” has the meaning ascribed to such term in Section 2(d)(ii).
     “10% Board Right” has the meaning ascribed to such term in Section 2(d)(iii).
     “25% Apollo Board Right” has the meaning ascribed to such term in Section 2(d)(iv).
     “25% Popular Board Right” has the meaning ascribed to such term in Section 2(d)(v).
     “Acquired Indebtedness” has the meaning ascribed to such term in Section 8(f)(ii).
     “Acquired Indebtedness Participation Right” has the meaning ascribed to such term in Section 8(f)(ii).
     “Acquiring Stockholder” has the meaning ascribed to such term in Section 8(f)(ii).
     “Additional Redeemable Shares” has the meaning ascribed to such term in Section 9(a)(ii).
     “Adoption Agreement” means an Adoption Agreement in the form attached hereto as Exhibit A.
     “Affiliate” means, with respect to any Person, any other Person, directly or indirectly, through one or more intermediaries, Controlling, Controlled by, or under common Control with, such Person. Notwithstanding the foregoing, (i) with respect to Apollo, the term “Affiliate” shall

(x) include any investment fund with respect to which Apollo Global Management LLC or its Controlled Affiliates (including its and their respective successors) are the sole or, if not sole, primary investment managers and, subject to clause (y) below, each of their Subsidiaries and (y) not include portfolio companies of Apollo Global Management LLC or its Controlled Affiliates and, (ii) with respect to Popular (to the extent that at the time of determination it is engaged in a private equity or similar business), the term “Affiliate” shall not include portfolio companies of Popular or its Controlled Affiliates.
     “Agreement” has the meaning ascribed to such term in the Recitals.
     “Apollo” has the meaning ascribed to such term in the Recitals.
     “Apollo Consulting Agreement” means the consulting agreement dated as of the date of this Agreement, between the Company, EVERTEC and Apollo Management VII, L.P.
     “Apollo Excess Period” has the meaning ascribed to such term in Section 2(e)(iii).
     “Applicable Indebtedness” has the meaning ascribed to such term in Section 8(f)(iv).
     “Asset Acquirer” has the meaning ascribed to such term in Section 4(d)(vii).
     “Assignment in Part” has the meaning ascribed to such term in Section 10(c).
     “Assignment in Whole” has the meaning ascribed to such term in Section 10(b).
     “Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act.
     “Bankruptcy Event” means with respect to any Holder (i) such Holder shall voluntarily be adjudicated as bankrupt or insolvent; (ii) such Holder shall consent to or not contest the appointment of a receiver or trustee for himself, herself or itself or for all or any part of his, her or its property; (iii) such Holder shall file a petition seeking relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States or any state or any other competent jurisdiction; (iv) such Holder shall make a general assignment for the benefit of his, her or its creditors; (v) a petition shall have been filed against such Holder seeking relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States or any state or other competent jurisdiction and such petition remains unstayed and undismissed for a period of 60 consecutive days after the commencement of any case pursuant to such petition; or (vi) a court of competent jurisdiction shall have entered an order, judgment or decree appointing a receiver or trustee for such Holder, or for any part of his, her or its property, and such order, judgment or decree remains unstayed and undismissed for a period of 60 consecutive days after its entry.
     “beneficially owned”, “beneficial ownership” and similar phrases have the same meanings as such terms have under Rule 13d-3 (or any successor rule then in effect) under the Exchange Act, except that in calculating the beneficial ownership of any Holder, such Holder shall be deemed to have beneficial ownership of all securities that such Holder has the right to acquire, whether such right is currently exercisable or is exercisable upon the occurrence of a subsequent event. Notwithstanding the foregoing, no Principal Stockholder shall be deemed to beneficially own any Common Shares beneficially owned by another Person who is not a Controlled Affiliate of such Principal Stockholder’s Ultimate Parent Entity (disregarding solely for the purposes of determining Common Shares beneficially owned by such Person, (i) application of this sentence to any Common Shares that have been Transferred (other than in the form of a pledge, hypothecation or similar grant of a security interest only and which shall not involve the grant of a proxy or other right with respect to the voting of such Common Shares) to such Person in compliance with this Agreement and (ii) any Group Common Shares with respect to such Person), including without limitation, another Principal Stockholder or any Partial Rights Transferee, in either case, that is not a Controlled Affiliate of such Principal Stockholder’s Ultimate Parent Entity.
     “BHCA Subsidiary” means any “subsidiary” of the Company as such term is defined under the Bank Holding Company Act of 1956.
     “Board” means the Board of Directors of the Company.
     “Board Percentage Trigger” has the meaning ascribed to such term in Section 2(e).
     “Board Quorum Rights” means the rights set forth in Section 2(b) of this Agreement.
     “Board Rights” means the right to nominate Directors to the Board as set forth in Section 2(d) of this Agreement, as it may be modified by Section 2(e) and Section 2(f).
     “BPPR” means Banco Popular de Puerto Rico, a bank organized under the laws of the Commonwealth.
     “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York or San Juan, Puerto Rico are authorized or obligated by Law or executive order to close.
     “Business Plan” has the meaning ascribed to such term in Section 8(c).
     “Cause” has the meaning ascribed to such term in the Management Long-Term Compensation Plan.
     “Certificate of Incorporation” means the certificate of incorporation of the Company.
     “Change of Control” means, with respect to any Person, any:
          (i) merger, consolidation or other business combination of such Person (or any Subsidiary or Subsidiaries that alone or together represent all or substantially all of such Person’s consolidated business at that time) or any successor or other entity holding all or substantially all the assets of such Person and its Subsidiaries that results in the stockholders of such Person (or such Subsidiary or Subsidiaries) or any successor or other entity holding all or substantially all the assets of such Person and its Subsidiaries or the surviving entity thereof, as applicable, immediately before the consummation of such transaction or a series of related transactions (or, in the case of the Company, the Principal Stockholders and the Controlled

Affiliates of their respective Ultimate Parent Entities), holding, directly or indirectly, less than 50% of the voting power of such Person (or such Subsidiary or Subsidiaries) or any successor, other entity or surviving entity thereof, as applicable, immediately following the consummation of such transaction or series of related transactions, provided that for the purpose of the second sentence of Section 3(c), this clause (i) shall not be deemed applicable to any merger, consolidation or other business combination, if, as a result of any such merger, consolidation or other business combination, no Person or Group of Persons shall have obtained “control” of Popular, as such term is defined under the Bank Holding Company Act of 1956;
          (ii) Transfer (other than in the form of a pledge, hypothecation or similar grant of a security interest only and which shall not involve the grant of a proxy or other right with respect to the voting of such equity), in one or a series of related transactions, of equity representing 50% or more of the voting power of such Person (or any Subsidiary or Subsidiaries of such Person that alone or together represent all or substantially all of such Person’s consolidated business at that time) or any successor or other entity holding all or substantially all the assets of such Person and its Subsidiaries to a Person or Group of Persons (other than, in the case of the Company, a Transfer of such equity to Apollo’s Ultimate Parent Entity or any of its Controlled Affiliates or Popular or any of its Controlled Affiliates);
          (iii) transaction in which a majority of the board of directors or equivalent governing body of such Person (or any successor or other entity holding all or substantially all the assets of such Person and its Subsidiaries) immediately following or as a proximate cause of such transaction is comprised of persons who were not members of the board of directors or equivalent governing body of such Person (or such successor or other entity) immediately prior to such transaction (or, in the case of the Company, are not designees of Apollo or Popular (or their respective Affiliates)) except, with respect to the Company, (X) resulting from the compliance, at the time of the Initial Public Offering, with the listing requirements, listed company manual or similar rules or regulations of the securities exchange on which the Company’s equity securities will be listed pursuant to its Initial Public Offering, (Y) if a majority of the Board is not “independent” under the rules of the applicable securities exchange on the date following such Initial Public Offering upon which the Company first ceases to be a “controlled company” (or similar status) under the rules and regulations of such exchange, resulting from compliance with the rules and regulations of such exchange that first apply upon the Company ceasing to be a “controlled company” (or similar status) or (Z) the loss of Directors pursuant to Section 2 that does not result in another Person or Group of Persons having the right or ability to appoint a majority of the Board as a result of such transaction; provided that, for the avoidance of doubt, this clause (Z) shall only apply to the resignation and initial replacement of such Directors and not to any subsequent replacement of such Directors (whether in connection with another transaction or otherwise); or
          (iv) sale or other disposition in one or a series of related transactions of all or substantially all of the assets of such Person and its Subsidiaries (or any successor or other entity holding all or substantially all the assets of such Person and its Subsidiaries).
     “Class A Shares” means the class A voting shares of common stock of the Company, par value $0.01 per share.

     “Class B Shares” means the class B non-voting shares of common stock of the Company, par value $0.01 per share.
     “Code” has the meaning ascribed to such term in Section 9(a)(iii)(C).
     “Commission” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.
     “Committee Rights” has the meaning ascribed to such term in Section 2(h).
     “Common Shares” means the common stock of the Company, par value $0.01 per share. For the avoidance of doubt, Common Shares shall include the Class A Shares and the Class B Shares.
     “Commonwealth” means the Commonwealth of Puerto Rico.
     “Company” has the meaning ascribed to such term in the introductory paragraph hereof.
     “Company By-Laws” means the by-laws of the Company, as they may be amended or supplemented from time to time.
     “Complete Rights Transferee” means (i) any Person to whom Apollo or Popular, as the case may be, (A) Transfers 80% or more of the Common Shares held by it and its Affiliates as of the date of this Agreement and (B) has made or is making an Assignment in Whole and (ii) any Person to whom a Complete Rights Transferee (A) Transfers 100% of the Common Shares acquired by such Complete Rights Transferee in connection with an Assignment in Whole pursuant to which such Complete Rights Transferee became a Complete Rights Transferee and (B) has made or is making an Assignment in Whole; provided that, in each case, such Transferee (x) has acquired such Common Shares in one or more Transfers of Common Shares which are in compliance with the terms and conditions of this Agreement, including the requirements set forth in Section 4 hereof and (y) has executed and delivered an Adoption Agreement to each party to this Agreement.
     “Confidential Information” has the meaning ascribed to such term in Section 8(d).
     “Consent Actions” has the meaning ascribed to such term in Section 3(c).
     “Consent Action Rights” means the rights set forth in Section 3(c).
     “Consulting Agreements” means the Apollo Consulting Agreement and the Popular Consulting Agreement.
     “Control,” and its correlative meanings, “Controlling,” and “Controlled,” means the possession, direct or indirect, or the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     “Counsel to the Holders” means, with respect to any underwritten offering pursuant to a Demand Registration (including a Shelf Takedown), (i) one law firm retained by the Holders of a majority of the Registrable Shares requested to be included in such Demand Registration (including a Shelf Takedown, if applicable), together with any separate local counsel reasonably retained by such law firm; provided that such counsel shall not also be counsel to the Company without the consent of each Principal Stockholder who requests to include Registrable Shares representing at least 10% of the Registrable Shares requested to be included in such Demand Registration, which consent shall not be unreasonably withheld, conditioned or delayed, and (ii), if a Principal Stockholder or any of its Affiliates (other than the Company and any of its Subsidiaries) hold any Registrable Shares requested to be included in such Demand Registration (including a Shelf Takedown, if applicable) and such Registrable Shares represent at least 20%, but do not represent a majority, of the total number of Registrable Shares requested to be included in such Demand Registration (including a Shelf Takedown, if applicable), one law firm retained by such Principal Stockholder, together with any separate local counsel reasonably retained by such law firm.
     “Covered Activity” has the meaning ascribed to such term in Section 8(e).
     “Covered Activity Notice” has the meaning ascribed to such term in Section 8(e).
     “Covered Business” has the meaning ascribed to such term in Section 8(e).
     “DR Selected Underwriter” has the meaning ascribed to such term in Section 5(a)(ix).
     “Debt Acquisition Terms” has the meaning ascribed to such term in Section 8(f)(ii).
     “Debt Participation Deadline” has the meaning ascribed to such term in Section 8(f)(ii).
     “Demand Registration” has the meaning ascribed to such term in Section 5(a)(iii).
     “Demand Registration Notice” has the meaning ascribed to such term in Section 5(a)(iv).
     “Demand Shelf Takedown Notice” has the meaning ascribed to such term in Section 5(b)(iii).
     “Determination Date” has the meaning ascribed to such term in Section 5(b)(vii).
     “Director” means a member of the Board.
     “Director Percentage” means, with respect to a Nominating Holder at a given time, a fraction (expressed as a percentage) the numerator of which is the number of Directors a Nominating Holder is entitled to nominate at such time pursuant to Section 2, and the denominator of which is the total number of Directors comprising the entire Board at such time (assuming all vacancies have been filled).
     “Disclosure Package” means, with respect to any offering of securities, (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).
     “Dividend Policy” has the meaning ascribed to such term in Section 8(g).
     “Drag-Along Notice” has the meaning ascribed to such term in Section 4(d)(i).
     “Drag-Along Percentage” means, a fraction (expressed as a percentage) the numerator of which is the total number of Class A Shares Apollo’s Ultimate Parent Entity(together with its Controlled Affiliates) desires to Transfer in the Drag-Along Transaction and the denominator of which is the total number of Class A Shares held by Apollo’s Ultimate Parent Entity (together with its Controlled Affiliates) at the time immediately prior to such Drag-Along Transaction.
     “Drag-Along Right” has the meaning ascribed to such term in Section 4(d)(i).
     “Drag-Along Shares” has the meaning ascribed to such term in Section 4(d)(i).
     “Drag-Along Transaction” has the meaning ascribed to such term in Section 4(d)(i).
     “Dragged Asset Sale” has the meaning ascribed to such term in Section 4(d)(vii).
     “Dragged Asset Sale Holder” has the meaning ascribed to such term in Section 4(d)(vii).
     “Dragged Asset Sale Notice” has the meaning ascribed to such term in Section 4(d)(vii).
     “Dragged Asset Sale Right” has the meaning ascribed to such term in Section 4(d)(vii).
     “Dragged Holder” has the meaning ascribed to such term in Section 4(d)(i).
     “Encumbrances” means any direct or indirect encumbrances, lien, pledge, security interest, claim, charges, option, right of first refusal or offer, mortgage, deed of trust, easement, or any other restriction or third-party right, including restrictions on the right to vote equity interests.
     “Estimated Pricing Range” has the meaning ascribed to such term in Section 5(c)(i).
     “EVERTEC” means EVERTEC, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico.
     “EVERTEC Board” has the meaning ascribed to such term in Section 2(i).
     “Exchange Act” means the Securities Exchange Act of 1934.
     “Excluded Securities” has the meaning ascribed to such term in Section 6(b).
     “Fair Market Value” has the meaning ascribed to such term in the Management Long-Term Compensation Plan.

     “Financing Agreements” means the Credit Agreement, dated as of September 30, 2010, among the Company, EVERTEC, the lenders party thereto, Bank of America, N.A., as administrative agent and collateral agent (as amended, modified or supplemented from time to time), and the Indenture, dated as of September 30, 2010, among EVERTEC, the guarantors party thereto and Wilmington Trust FSB, as trustee, pursuant to which the 11% Senior Notes due 2018 were issued by EVERTEC (as amended, modified or supplemented from time to time).
     “FINRA” means the Financial Industry Regulatory Authority or any successor regulatory authority.
     “First Board Trigger Date” has the meaning ascribed to such term in Section 2(e)(i).
     “Form S-3 Shelf” has the meaning ascribed to such term in Section 5(b)(i).
     “Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 under the Securities Act.
     “GAAP” has the meaning ascribed to such term in Section 8(a)(i).
     “Government Entity” means any federal, national, supranational, state, provincial, Commonwealth, local or foreign or similar government, governmental subdivision, regulatory or administrative body or other governmental or quasi-governmental agency, tribunal, commission, court, judicial or arbitral body or other entity with competent jurisdiction.
     “Group Common Shares” means any Common Shares beneficially owned by a Person solely as a result of this Agreement and, for the avoidance of doubt, which have not been Transferred to such Person’s Ultimate Parent Entity or any of its Controlled Affiliates.
     “Group of Persons” means a group of Persons that would constitute a “group” as determined pursuant to Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.
     “Holders” means the holders of Common Shares who are parties hereto as set forth in Schedule I hereto, as the same may be amended or supplemented from time to time.
     “Indebtedness” and its correlative meaning “Indebted,” means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, and (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar debt instruments.
     “Independent Director” means (i) if the Common Shares are listed on a securities exchange, a Director who qualifies as “independent” within the meaning of the rules of the applicable Self-Regulatory Organization or (ii) if the Common Shares are not listed, a Director who is not, and for the prior three years has not been, employed by, or serving as a consultant to the Company or any of its Subsidiaries.
     “Independent Director Obligation” means, with respect to a Nominating Holder at a given time, such Nominating Holder’s Independent Director Quota at such time minus the number of Directors previously nominated by such Nominating Holder who qualify as Independent Directors and are serving as Directors at such time.
     “Independent Director Quota” means, with respect to a Nominating Holder at a given time, such Nominating Holder’s Director Percentage at such time multiplied by the number of Independent Directors required to be on the Board by such applicable Law at a given time, rounded up to the nearest whole number.
     “Independent Replacement Director” means a Director who (i) qualifies as “independent” within the meaning of the rules of the NASDAQ Stock Market and the NYSE with respect to the Company and each Principal Stockholder, in each case, as if the Company or such Principal Stockholder were listed on the NASDAQ Stock Market or the NYSE, as applicable, and (ii) is nominated as a Director pursuant to the provisions of Section 2(d)(vi)—(vii).
     “Independent Replacement Director Selection Committee” has the meaning ascribed to such term in Section 2(d)(vi).
     “Information Rights” means the rights set forth in Section 8(a) of this Agreement.
     “Initial Demand Registration” has the meaning ascribed to such term in Section 5(a)(i).
     “Initial Public Offering” means the consummation of an initial underwritten public offering of Common Shares pursuant to an effective registration statement filed by the Company with the Commission (other than on Forms S-4 or S-8 or successors to such forms) under the Securities Act.
     “Initial Requesting Holder” has the meaning ascribed to such term in Section 5(a)(i).
     “Inspection Rights” means the rights set forth in Section 8(b).
     “Law” means any federal, national, supranational, state, provincial, Commonwealth, local or foreign or similar law, statute, ordinance, rule, regulation, code, order, writ, judgment, injunction, directive, guideline or decree enacted, issued, promulgated, enforced or entered by a Government Entity or Self-Regulatory Organization (including, for the sake of clarity, any policy statement or interpretation that has the force of law with respect to any of the foregoing, and including common law).
     “Lock-Up Period” has the meaning ascribed to such term in Section 5(d)(i).
     “Long-Form Demand Right” has the meaning ascribed to such term in Section 10(c).
     “Long-Form Registration” has the meaning ascribed to such term in Section 5(a)(ii).
     “Losses” has the meaning ascribed to such term in Section 5(i)(i).
     “Management Director” has the meaning ascribed to such term in Section 2(d)(i).

     “Management Holder” means Holders who are employed by, or serve as consultants or directors, to the Company or any of its Subsidiaries; provided that in no event shall Apollo, Popular or any of their respective Affiliates be deemed a Management Holder for purposes of this Agreement.
     “Management Long-Term Compensation Plan” means the Management Long-Term Compensation Plan adopted by EVERTEC or the Company on the date hereof, as it may be amended or supplemented from time to time.
     “Master Services Agreement” means the Amended and Restated Master Services Agreement among Popular, BPPR and EVERTEC dated as of the date hereof, and as may be amended, extended, supplemented or renewed following the date hereof.
     “Merger Agreement” has the meaning ascribed to such term in the Recitals.
     “New Investor” has the meaning ascribed to such term in Section 6(a)(iii).
     “Nominating Holder” has the meaning ascribed to such term in Section 2(f).
     “Non-Compete Period” has the meaning ascribed to such term in Section 9(e).
     “Non-Controlled Public Entity” means a Person which has equity securities listed on national stock exchange and which the Affiliates of such Person do not beneficially own securities representing the majority of the voting power to elect the members of the board of directors or other governing body of such Person.
     “NYSE” means the New York Stock Exchange.
     “Offered Securities” has the meaning ascribed to such term in Section 6(a)(i).
     “Offered Shares” has the meaning ascribed to such term in Section 4(c)(i).
     “Other Holders” has the meaning ascribed to such term in Section 5(c)(iii).
     “PT Selected Underwriter” has the meaning ascribed to such term in Section 5(c)(iv).
     “Partial Rights Transferee” means (i) any Person to whom a Principal Stockholder (A) Transfers 20% or more of the Common Shares held by Apollo or Popular as of the date of this Agreement and (B) has made or is making an Assignment in Part and, except as set forth in Section 10(d), solely to the extent of such Assignment in Part, and (ii) any Person to whom a Partial Rights Transferee (A) Transfers 100% of the Common Shares acquired by such Partial Rights Transferee in connection with the Assignment in Part pursuant to which such Partial Rights Transferee became a Partial Rights Transferee and (B) has made or is making an Assignment in Part of all rights assigned to such Partial Rights Transferee and, except as set forth in Section 10(d), solely to the extent of such Assignment in Part; provided that, in each case, (x) such Transferee (1) has acquired such Common Shares in one or more Transfers of Common Shares which are in compliance with the terms and conditions of this Agreement, including the requirements set forth in Section 4 hereof and (2) has agreed in writing to comply with the terms and conditions of this Agreement applicable to Partial Rights Transferees, (y) in the case of an Assignment in Part by a Principal Stockholder involving the assignment of a 5% Board Right or 10% Board Right, such Principal Stockholder shall not make such Assignment in Part unless it and such Transferee have agreed (and set forth such agreement in the Adoption Agreement entered into in connection with such Transfer) whether the Director(s) nominated by such Principal Stockholder or such Transferee shall resign from the Board in the event such Principal Stockholder loses its right under Section 2 to nominate one or more Directors, and (z) in the case of an Assignment in Part by a Partial Rights Transferee, such Partial Rights Transferee shall not make such Assignment in Part until such Transferee has agreed (and set forth such agreement in the Adoption Agreement entered into in connection with such Transfer) to be bound by the agreement in respect of the resignation of Directors set forth in clause (y) above between such Partial Rights Transferee and the Principal Stockholder who made the initial Assignment in Part giving rise to such rights.
     “Partial Rights Transferee Rights” has the meaning ascribed to such term in Section 10(d).
     “Permitted ROFO Transfer” has the meaning ascribed to such term in Section 4(c)(v).
     “Permitted Transfer” means:
          (a) in the case of any Holder who is an individual, a Transfer of Common Shares to a trust or estate planning-related entity for the sole benefit of such Holder;
          (b) in the case of any Holder (other than a Management Holder) that is a partnership, (i) a Transfer of Common Shares to its limited, special and general partners or their equivalents as a pro rata distribution by such partnership to its partners or equivalents, provided that either (A) as a result of such distribution no such Transferee’s Proportionate Percentage equals or exceeds 10% or (B) the Common Shares included in such distribution constitute 30% or less (by value) of the aggregate value of the (x) common equity securities, (y) non-investment grade preferred equity securities and (z) non-investment grade Indebtedness included in such distribution and (ii) a Transfer of Common Shares made to such Holder’s Ultimate Parent Entity or any of its Controlled Affiliates; and
          (c) in the case of any Holder (other than a Management Holder) that is a corporation, company or limited liability company, (i) a Transfer of Common Shares to its shareholders or members, as the case may be, as a pro rata distribution by such Person to its shareholders or members, provided that either (A) as a result of such distribution no such Transferee’s Proportionate Percentage equals or exceeds 10% or (B) the Common Shares included in such distribution constitute 30% or less (by value) of the aggregate value of the (x) common equity securities, (y) non-investment grade preferred equity securities and (z) non-investment grade Indebtedness included in such distribution included in such distribution and (ii) a Transfer of Common Shares made to such Holder’s Ultimate Parent Entity or any of its Controlled Affiliates.
     “Permitted Transferee” means any Person acquiring Common Shares from a Holder pursuant to a Permitted Transfer.

     “Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Entity or any department, agency or political subdivision thereof.
     “Piggyback Registration” has the meaning ascribed to such term in Section 5(c)(i).
     “Piggyback Takedown” has the meaning ascribed to such term in Section 5(c)(i).
     “Policies” means (i) the corporate policies of the Company and its Subsidiaries adopted by the Board that will set forth those actions requiring the approval of the Board, (ii) the foreign corrupt practices act policy of the Company and its Subsidiaries, as approved by the Board, (iii) the export control policy of the Company and its Subsidiaries, as approved by the Board and (iv) such other policies of the Company and its Subsidiaries that may be adopted from time to time by the Board or any committee thereof.
     “Popular” has the meaning ascribed to such term in the Recitals.
     “Popular Consulting Agreement” means the consulting agreement dated as of the date of this Agreement, between the Company, EVERTEC and Popular, Inc.
     “Popular Excess Period” has the meaning ascribed to such term in Section 2(e)(iii).
     “Potential Participant” has the meaning ascribed to such term in Section 8(d).
     “Preemptive Offer Acceptance Notice” has the meaning ascribed to such term in Section 6(a)(ii).
     “Preemptive Offer Notice” has the meaning ascribed to such term in Section 6(a)(i).
     “Preemptive Offer Period” has the meaning ascribed to such term in Section 6(a)(i).
     “Preemptive Rights” means the rights set forth in Section 6 of this Agreement.
     “Preferred Stock” has the meaning ascribed to such term in the Certificate of Incorporation.
     “Principal Stockholder” means Apollo, Popular and each of their respective Complete Rights Transferees.
     “Proportionate Percentage” means, with respect to any Person at the time of an event, a fraction (expressed as a percentage) the numerator of which is the total number of outstanding Class A Shares beneficially owned by such Person’s Ultimate Parent Entity or any of its Controlled Affiliates, in each case at such time, and the denominator of which is the total number of outstanding Class A Shares at such time.
     “Proposed Offer” has the meaning ascribed to such term in Section 4(c)(ii).
     “Prospectus” means any prospectus used in connection with a Registration Statement.

     “Public Sale” means any sale, occurring simultaneously with or after the Initial Public Offering, of Common Shares to the public pursuant to an offering registered under the Securities Act, or pursuant to Rule 144 thereunder (or successor rule), except to the extent the Holder Transferring its Common Shares has actual knowledge that the Transferee of such Common Shares is an Affiliate or portfolio company of such Holder or its Affiliates or such Holder has knowingly targeted a Person or group of Persons as the intended Transferees.
     “Purchasing Stockholder” has the meaning ascribed to such term in Section 8(f)(iv).
     “Qualified Public Offering” means an underwritten public offering of Common Shares by the Company pursuant to an effective registration statement filed by the Company with the Commission (other than on Forms S-4 or S-8 or successors to such forms) under the Securities Act, pursuant to which the aggregate offering price of the Common Shares actually sold in such offering is at least $75 million.
     “Reconvened Meeting” means a meeting of the Board or the stockholders, as the case may be, that (i) has been properly called in accordance with the Company By-laws (including by given proper notice of such meeting) as if such meeting was not an adjourned meeting and (ii) has the same agenda as a previously convened meeting that was adjourned due to the lack of a quorum.
     “Redeemed Holder” shall have the meaning ascribed to such term in Section 9(a).
     “Refused Securities” has the meaning ascribed to such term in Section 6(a)(iii).
     “Registrable Shares” means, at any time, any Common Shares held or beneficially owned by any Holder and any Common Shares issuable upon the conversion, exchange or exercise of any security issued by the Company and held or beneficially owned by any Holder following the conversion, exchange or exercise of such security; provided, however, that as to any Registrable Shares, such securities shall cease to be Registrable Shares (i) upon the sale thereof pursuant to an effective registration statement, (ii) upon the sale thereof pursuant to Rule 144 (or successor rule) under the Securities Act, or (iii) when such securities cease to be outstanding.
     “Registration Expenses” means all expenses (other than Selling Expenses) arising from or incident to the registration of Registrable Shares in compliance with this Agreement, including:
               (i) Commission, FINRA and other registration and filing fees,
               (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Shares),
               (iii) all printing, messenger and delivery expenses,
               (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including any expenses arising from or incident to any special audits or “comfort letters” required in connection with or incident to any registration),
               (v) the fees and expenses incurred in connection with the listing of the Registrable Shares on NYSE (or any other national securities exchange),
               (vi) the fees and expenses incurred in connection with marketing (including any “road show”) with respect to any underwritten offerings,
               (vii) all fees and expenses incurred in connection with contracting for the services of any transfer agent or registrar, and
               (ix) reasonable and documented fees, charges and disbursements of Counsel to the Holders, including, for the avoidance of doubt, any expenses of Counsel to the Holders in connection with the filing or amendment of any Registration Statement, Prospectus or Free Writing Prospectus hereunder.
     “Registration Notice” has the meaning ascribed to such term in Section 5(b)(i).
     “Registration Rights” means the rights set forth in Section 5.
     “Registration Statement” means any registration statement filed hereunder in accordance with the exercise of Registration Rights.
     “Regulatory Authorities” has the meaning ascribed to such term in Section 8(e).
     “Related Parties” has the meaning ascribed to such term in Section 12(g).
     “Representatives” have the meaning ascribed to such term in Section 8(d).
     “Repurchase Event” means, with respect to a Management Holder, such Management Holder shall cease to be employed by the Company or any of its Subsidiaries for any reason (including upon death or disability) or a Bankruptcy Event shall have occurred with respect to such Management Holder.
     “Repurchase Designee Notice” has the meaning ascribed to such term in Section 9(a)(ii).
     “Repurchase Notice” has the meaning ascribed to such term in Section 9(a)(i).
     “Repurchase Period” has the meaning ascribed to such term in Section 9(a)(iv).
     “Repurchase Right” has the meaning ascribed to such term in Section 9(a)(i).
     “Repurchaser” has the meaning ascribed to such term in Section 9(a)(i).
     “Requesting Holder” has the meaning ascribed to such term in Section 5(a)(ii).
     “Restricted Asset Sale” has the meaning ascribed to such term in Annex I.

     “Restricted Period” shall have the meaning set forth in Section 4(a)(i).
     “Right of First Offer” has the meaning ascribed to such term in Section 4(c)(ii).
     “ROFO Acceptance Notice” has the meaning ascribed to such term in Section 4(c)(iii).
     “ROFO Acceptance Period” has the meaning ascribed to such term in Section 4(c)(iii).
     “ROFO Notice” has the meaning ascribed to such term in Section 4(c)(i).
     “ROFO Offerees” has the meaning ascribed to such term in Section 4(c)(i).
     “ROFO Proportionate Percentage” means, with respect to any Person at the time of an event, a fraction (expressed as a percentage) the numerator of which is the total number of outstanding Class A Shares beneficially owned by such Person’s Ultimate Parent Entity or any of its Controlled Affiliates, in each case at such time, and the denominator of which is the total number of outstanding Class A Shares (excluding any Class A Shares beneficially owned by the Transferring Holder or any Person from whom the Transferring Holder has not elected to accept a Proposed Offer) at such time.
     “Rule 144” means Rule 144 under the Securities Act.
     “Second Board Trigger Date” has the meaning ascribed to such term in Section 2(e)(ii).
     “Securities Act” means the Securities Act of 1933.
     “Selected Underwriter” has the meaning ascribed to such term in Section 5(c)(iv).
     “Self-Regulatory Organization” means the FINRA, the American Stock Exchange, the National Futures Association, the Chicago Board of Trade, the NYSE, any national securities exchange (as defined in the Exchange Act), any other securities exchange, futures exchange, contract market, any other exchange or corporation or similar self-regulatory body or organization.
     “Selling Expenses” means the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the offering and sale of Registrable Shares registered by Holders pursuant to a Registration Statement.
     “Service Termination Date” means the date such Redeemed Holder ceases to provide services to the Company or any of its Subsidiaries.
     “Shelf Takedown” has the meaning ascribed to such term in Section 5(b)(ii).
     “Short-Form Registration” has the meaning ascribed to such term in Section 5(a)(iii).
     “Significant Related Entity” has the meaning ascribed to such term in Section 3(d).
     “Solvent” with regard to any Person, means that (i) the sum of the assets of such Person, both at a fair valuation and at a present fair salable value, exceeds its liabilities, including contingent, subordinated, unmatured, unliquidated, and disputed liabilities; (ii) such Person has sufficient capital with which to conduct its business; and (iii) such Person has not incurred debts beyond its ability to pay such debts as they mature. For purposes of this definition, “debt” means any liability on a claim, and “claim” means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) a right to an equitable remedy for breach of performance to the extent such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.
     “SPV Affiliate” means with respect to any Principal Stockholder, any Controlled Affiliate of such Principal Stockholder’s Ultimate Parent Entity whose direct or indirect interest in the Common Shares constitutes more than 30% (by value) of the equity securities portfolio of such Controlled Affiliate.
     “Stockholder Quorum Rights” means the rights set forth in Section 3(b) of this Agreement.
     “Stockholder Rights Plan” has the meaning ascribed to such term in Section 8(j).
     “ST Selected Underwriter” has the meaning ascribed to such term in Section 5(b)(vi).
     “Subscribing Preemptive Rights Holder” has the meaning ascribed to such term in Section 6(a)(ii).
     “Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which 50% or more of the total voting power or equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person, or (c) one or more Subsidiaries of such Person.
     “Subsidiary Board” has the meaning ascribed to such term in Section 2(i).
     “Subsidiary Board Rights” has the meaning ascribed to such term in Section 2(i).
     “Tag-Along Acceptance Notice” has the meaning ascribed to such term in Section 4(e)(ii).
     “Tag-Along Notice” has the meaning ascribed to such term in Section 4(e)(i).
     “Tag-Along Offerors” has the meaning ascribed to such term in Section 4(e)(i).

     “Tag-Along Proportionate Percentage” means, with respect to any Person at the time of an event, a fraction (expressed as a percentage) the numerator of which is the total number of outstanding Common Shares beneficially owned by (x) if such Person is an individual, such Person and (y) if such Person is not an individual, such Person’s Ultimate Parent Entity or any of its Controlled Affiliates, in each case at such time, and the denominator of which is the aggregate number of outstanding Common Shares beneficially owned by the Transferring Holder (or by any of its Transferring Affiliates) and all Holders who have timely delivered a Tag-Along Acceptance Notice at such time, in each case with respect to the Transfer of Common Shares giving rise to the Tag-Along Right.
     “Tag-Along Right” has the meaning ascribed to such term in Section 4(e)(ii).
     “Tag-Along Shares” has the meaning ascribed to such term in Section 4(e)(i).
     “Tag-Along Transaction” has the meaning ascribed to such term in Section 4(e)(i).
     “Transfer” means any direct or indirect sale, assignment, transfer, conveyance, gift, bequest by will or under intestacy laws, pledge, hypothecation or other Encumbrance, or any other disposition, of the stated security (or any interest therein or right thereto, including the issuance of any total return swap or other derivative whose economic value is primarily based upon the value of the stated security) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the stated security (or any interest therein) whatsoever, or any other transfer of beneficial ownership of the stated security, with or without consideration and whether voluntarily or involuntarily (including by operation of law). Notwithstanding anything to the contrary set forth in this Agreement, (i) each of (x) a Transfer of equity interests of Popular and (y) a Change of Control of Popular shall be deemed not to constitute a Transfer of any Common Shares beneficially owned by Popular; (ii) each of (x) a Transfer of equity interests of Apollo’s Ultimate Parent Entity or any of its Controlled Affiliates that is not an SPV Affiliate and (y) a Change of Control of Apollo’s Ultimate Parent Entity or any of its Controlled Affiliates that is not an SPV Affiliate shall be deemed not to constitute a Transfer of any Common Shares beneficially owned by Apollo’s Ultimate Parent Entity or such Controlled Affiliate, as applicable; and (iii) each of (x) a Transfer of equity interests of any Complete Rights Transferee’s Ultimate Parent Company or any its Controlled Affiliates that is not an SPV Affiliate and (y) a Change of Control of any Complete Rights Transferee’s Ultimate Parent Company or any of its Controlled Affiliates that is not an SPV Affiliate shall be deemed not to constitute a Transfer of any Common Shares beneficially owned by such Complete Rights Transferee’s Ultimate Parent Company or such Controlled Affiliate, as applicable; provided that, for the avoidance of doubt, subject to clause (i) above, any Change of Control of an SPV Affiliate shall be deemed to constitute a Transfer of the Common Shares beneficially owned by such SPV Affiliate.
     “Transferee” means any Person to whom a Holder has transferred Common Shares pursuant to a Transfer.
     “Transferred Entity” has the meaning ascribed to such term in Section 4(b).
     “Transferring Affiliate” has the meaning ascribed to such term in Section 4(e)(i).

     “Transferring Holder” has the meaning ascribed to such term in Section 4(c)(i).
     “Ultimate Parent Entity” means (i) with respect to Apollo, Apollo Global Management LLC and its successors, (ii) with respect to Popular, Popular and its successors and (iii) with respect to a Complete Rights Transferee, (x) the Person which (A)(i) Controls such Complete Rights Transferee or (ii) if no Person Controls such Complete Rights Transferee, the beneficial owner of a majority of the voting power of such Complete Rights Transferee and (B) is not itself Controlled by any other Person that is an Ultimate Parent Entity of such Complete Rights Transferee or, (y) if no such Person exists, the Complete Rights Transferee; provided that, with respect to determining an Ultimate Parent Entity (i) the Control of any entity by a natural person shall be disregarded and (ii) the Control of any Non-Controlled Public Entity by any Person shall be disregarded.
     “Upstream Transfer” has the meaning ascribed to such term in Section 4(b).
     “Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.
     Board of Directors.
          (a) General. Subject to applicable Law and the terms of this Agreement, the Board shall have the sole right to manage the business and affairs of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company. Regular meetings of the Board shall be held within 60 days of the end of each fiscal year and at least once every fiscal quarter, in each case, at such times and places as shall be designated from time to time by the Board. Written notice of each regular meeting of the Board shall be given to each Director at least five Business Days before the date of such meeting.
          (b) Quorum. A quorum for the transaction of business at any meeting of the Board shall consist of (i) a majority of the total number of Directors then in office and (ii) for so long as any Principal Stockholder’s Proportionate Percentage is at least 5%, at least one Director nominated by such Principal Stockholder; provided that in the event a meeting of the Board is adjourned for a lack of quorum because a Director nominated by such a Principal Stockholder has not appeared at a duly called meeting for which such Director received proper notice, the absence of such Director shall not prevent a quorum at a Reconvened Meeting provided that a majority of the total number of Directors then in office are in attendance.
          (c) Actions of Board. Subject to applicable Law and the terms of this Agreement, all matters before the Board shall require a majority of the votes of the Directors present at a meeting in which there is a quorum. In the absence of a quorum for any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all of the Directors consent thereto in writing.

          (d) Composition. The Board shall consist of nine members. Each Holder agrees to vote all its Common Shares on matters subject to the vote of such Holder and to take all other necessary or desirable actions within its control (whether in such Holder’s capacity as a Holder or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company will, as promptly as practicable, take all necessary and desirable actions within its control (including, without limitation, calling special meetings of the Board and the Holders), so that each Director shall be elected from nominees determined as follows (subject to Section 2(e) and Section 10):
               (i) the individual holding the office of Chief Executive Officer of the Company from time to time (the “Management Director”) shall serve as a Director;
               (ii) for so long as any Principal Stockholder’s Proportionate Percentage is 5% or more, but less than 10%, such Principal Stockholder or its Partial Rights Transferees, as applicable, shall have the right to nominate, in the aggregate, one Director (the “5% Board Right”);
               (iii) for so long as any Principal Stockholder’s Proportionate Percentage is 10% or more, but less than 25%, such Principal Stockholder or its Partial Rights Transferees, as applicable, shall have the right to nominate, in the aggregate (together with its Partial Rights Transferees of a 5% Board Right), two Directors (the “10% Board Right”);
               (iv) for so long as Apollo’s or its Complete Rights Transferee’s Proportionate Percentage is 25% or more, Apollo or such Complete Rights Transferee, as applicable, shall have the right (the “25% Apollo Board Right”) to nominate, in the aggregate (together with its Partial Rights Transferees), five Directors;
               (v) for so long as Popular’s or its Complete Rights Transferee’s Proportionate Percentage is 25% or more, Popular or such Complete Rights Transferee, as applicable, shall have the right (the “25% Popular Board Right”) to nominate, in the aggregate (together with its Partial Rights Transferees), three Directors;
               (vi) if the number of Directors nominated pursuant to the foregoing clauses (ii) through (v) is less than eight, then a committee of the Board comprised of all Directors other than (A) Independent Replacement Directors and (B) the Director or Directors who are to be replaced by Independent Replacement Directors because the Holder or Holders who nominated such Directors have lost the right to nominate such Directors pursuant to this Section 2 (the “Independent Replacement Director Selection Committee”), shall have the right to (1) nominate Independent Replacement Directors to fill such vacancies, which nominations must be reasonably acceptable to each Principal Stockholder so long as such Principal Stockholder’s Proportional Percentage is 5% or more, and (2) remove any Independent Replacement Directors at any time and for any reason; provided that (x) the Independent Replacement Director Selection Committee shall act by the vote of a majority of all of its members (including any vacancies) in nominating and removing the Independent Replacement Directors; (y) except in connection with nominations for the annual meeting of the Holders or any special meeting of the Holders for which the notice of such meeting sets forth that the business to be conducted shall include the election of directors (and in the case of such a special meeting, solely to the extent of the number of directors so indicated to be elected), the Independent Replacement Director Selection Committee shall only nominate a person to be an Independent Replacement Director to the extent there exists, at such time, a vacancy on the Board; and (z) the Independent Replacement Director Selection Committee shall, in connection with nominating any person to be an Independent Replacement Director, indicate the order in which each Independent Replacement Director shall be automatically removed if the number of Independent Directors pursuant to this Section 2(d)(vi) decreases; and
               (vii) for the avoidance of doubt, if a Holder loses the right to nominate a Director pursuant to this Section 2, the Director who is to be replaced by an Independent Replacement Director shall be, subject to the terms of any applicable Adoption Agreement, designated by the Holder who has lost the right to nominate such Director (such designation to be made as promptly as practicable and, in any event, no later than two Business Days following the date on which such Holder loses such nomination right; provided that if such Holder fails to make such designation within such two Business Day period, then the Independent Replacement Committee may make such determination on majority vote of the Directors not nominated by such Holder) from among the Directors such Holder and its applicable Partial Rights Transferees have nominated to the Board.
          (e) Adjustments to Composition. Notwithstanding anything to the contrary in Section 2(d), in the event that Popular’s or its applicable Complete Rights Transferee’s Proportionate Percentage exceeds Apollo’s or its applicable Complete Rights Transferee’s Proportionate Percentage by 10% or more (the “Board Percentage Trigger”), then:
               (i) from and after the date on which the Board Percentage Trigger is first met (the “First Board Trigger Date”), (A) the 25% Apollo Board Right shall cease to represent the right to nominate five Directors and shall thereafter represent the right to nominate four Directors and Apollo, or its Complete Rights Transferee, shall cause one Director nominated by Apollo, or its Complete Rights Transferee, or any of its respective Affiliates pursuant to such 25% Apollo Board Right to resign effective immediately; provided that, for the avoidance of doubt, if Apollo, or its Complete Rights Transferee, or any of its respective Affiliates has made an Assignment in Part of its 5% Board Right or 10% Board Right prior to the First Board Trigger Date, the Director removed from the Board pursuant to this Section 2(e)(i) shall be determined as set forth in the Adoption Agreement executed and delivered to each of the parties to this Agreement by the Partial Rights Transferee and acknowledged and agreed to by Apollo, or its Complete Rights Transferee, and (B) the 25% Popular Board Right shall cease to represent the right to nominate three Directors and shall thereafter represent the right to nominate four Directors and Popular, or its Complete Rights Transferee, shall have the right to immediately designate such additional Director and have such Director elected to the Board as soon after the First Board Trigger Date as possible;
               (ii) on the earlier of the second anniversary of (x) the First Board Trigger Date and (y) the date of an Initial Public Offering, if prior to such Initial Public Offering the Board Percentage Trigger is met (the earlier of (x) and (y), the “Second Board Trigger Date”), (A) the 25% Apollo Board Right shall cease to represent the right to nominate four Directors and shall thereafter represent the right to nominate three Directors, and Apollo, or its

Complete Rights Transferee, shall cause one Director nominated by Apollo, or its Complete Rights Transferee, or any of its respective Affiliates pursuant to such 25% Apollo Board Right to resign effective immediately; provided that, for the avoidance of doubt, if Apollo, or its Complete Rights Transferee, or any of its respective Affiliates has made an Assignment in Part of its 5% Board Right or 10% Board Right prior to the Second Board Trigger Date but there remains at least one director designated by Apollo, or its Complete Rights Transferee, on the Board, the Director removed from the Board pursuant to this Section 2(e)(ii) shall be determined as set forth in the Adoption Agreement executed and delivered to each of the parties to this Agreement by the Partial Rights Transferee and acknowledged and agreed to by Apollo, or its Complete Rights Transferee, and (B) the 25% Popular Board Right shall cease to represent the right to nominate four Directors and shall thereafter represent the right to nominate five Directors and Popular, or its Complete Rights Transferee, shall have the right to immediately designate such additional Director and have such Director elected to the Board as soon after the Second Board Trigger Date as possible;
               (iii) notwithstanding anything to the contrary set forth in Section 2(e)(iii)-(v), following the First Board Trigger Date (A) the 25% Popular Board Right shall represent the right to nominate one or two additional Directors as set forth in Section 2(e)(i) and (ii) during such time periods when Popular’s or its applicable Complete Rights Transferee’s Proportionate Percentage equals or exceeds Apollo’s or its applicable Complete Rights Transferee’s Proportionate Percentage (any such period, a “Popular Excess Period”) and (B) the 25% Apollo Board Right shall represent the right to nominate such additional Directors during such time periods when Apollo’s or its applicable Complete Rights Transferee’s Proportionate Percentage exceeds Popular’s or its applicable Complete Rights Transferee’s Proportionate Percentage (any such period, an “Apollo Excess Period”);
               (iv) (A) on the commencement of each Apollo Excess Period, Popular or its Complete Rights Transferee shall cause a Director (if the Apollo Excess Period occurs after the First Board Trigger Date but prior to the Second Board Trigger Date) or two Directors (if the Apollo Excess Period occurs after the Second Board Trigger Date) nominated by Popular, or its Complete Rights Transferee, or any of its respective Affiliates pursuant to such 25% Popular Board Right to resign effective immediately; provided that, for the avoidance of doubt, if Popular, or its Complete Rights Transferee, or any of its respective Affiliates has made an Assignment in Part of its 5% Board Right or 10% Board Right prior to such date, the Director or Directors removed from the Board pursuant to Section 2(e)(iii) and (iv) shall be determined as set forth in the Adoption Agreement executed and delivered to each of the parties to this Agreement by the Partial Rights Transferee and acknowledged and agreed to by Popular, or its Complete Rights Transferee; and (B) on the commencement of each Popular Excess Period, Apollo or its Complete Rights Transferee, shall cause a Director (if the Popular Excess Period occurs after the First Board Trigger Date but prior to the Second Board Trigger Date) or two Directors (if the Popular Excess Period occurs after the Second Board Trigger Date) nominated by Apollo, or its Complete Rights Transferee, or any of its respective Affiliates pursuant to such 25% Apollo Board Right to resign effective immediately; provided that, for the avoidance of doubt, if Apollo, or its Complete Rights Transferee, or any of its respective Affiliates has made an Assignment in Part of its 5% Board Right or 10% Board Right prior to such date, the Director or Directors removed from the Board pursuant to Section 2(e)(iii) and (iv) shall be determined as set forth in the Adoption Agreement executed and delivered to each of the parties to this

Agreement by the Partial Rights Transferee and acknowledged and agreed to by Apollo, or its Complete Rights Transferee; and
               (v) for the avoidance of doubt, the occurrence of any Apollo Excess Period shall not affect the time periods set forth in Section 2(e)(ii)(x) and (y).
          (f) Independent Directors. Solely to the extent necessary to comply with applicable Law (including, for the avoidance of doubt, the rules of any Self-Regulatory Organization), without limiting any rights or obligations under this Agreement, each Person entitled to nominate a Director pursuant to this Section 2 (each a “Nominating Holder”) agrees that if a Director nominated by such Nominating Holder is not an Independent Director, it shall replace such Director with a nominee who is an Independent Director; provided that (i) the Directors shall be replaced sequentially based on the Nominating Holder with the highest Independent Director Obligation at such time (taking into account each preceding replacement) until the Board contains the number of Independent Directors required to be on the Board by such applicable Law, (ii) in no event shall such Nominating Holder be required to replace a Director if the number of Directors nominated by such Nominating Holder who qualify as Independent Directors exceed such Nominating Holder’s Independent Director Quota, and (iii) if at a given time two or more Nominating Holders have identical Independent Director Obligations and the number of Independent Directors nominated pursuant to this Section 2(f) would exceed the requirements of applicable Law, the remaining Director to be replaced pursuant to this Section 2(f) shall be a Director nominated by the Nominating Holder with the lower Proportionate Percentage; provided, that, in the case of this clause (iii) if two or more Nominating Holders have identical Proportionate Percentages, then each such Nominating Holder shall remove from the Board one of its Directors that is not an Independent Director and each such Nominating Holder shall replace such Director with a nominee that is an Independent Director.
          (g) Term; Removal and Replacement. The nominees designated in Section 2(d) or Section 2(e) will be elected as Directors at any annual or special meeting of the Holders (or by written consent in lieu of a meeting of the Holders) and will serve until their successors are duly elected and qualified pursuant to the terms of this Agreement or until their earlier death, disability, resignation, termination (with cause or without cause) or other removal. No Director may be removed without the consent of the Holder who is entitled to nominate such individual as a Director pursuant this Agreement. A Director may only be removed at the direction of the party that is entitled to nominate such Director and, except as set forth in Section 2(d)(vi), the vacancy created by any former Director may only be filled by a nominee of the party that was entitled to nominate such former Director. Each Holder agrees to vote all of its Common Shares and to take all other necessary or desirable actions within its control (whether in such Holder’s capacity as a Holder or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company will, as promptly as practicable, take all necessary and desirable actions within its control (including, without limitation, calling special meetings of the Board and the Holders), so that each Director shall be removed as directed by the Holder entitled to nominate such Director. Furthermore, if the individual then holding the office of Chief Executive Officer of the Company ceases to hold such office, the Holders shall vote their Common Shares to remove the Management Director. Subject to the foregoing, in the event a vacancy is created on the Board by reason of the death, disability, resignation or termination (with cause or without cause) of any Director, each of the Holders hereby agrees that such vacancy shall be filled in accordance with the procedures set forth in this Section 2. The Company and the Holders shall fill any vacancies on the Board in accordance with this Section 2, as soon as practicable following the date such vacancy is created.
          (h) Representation on Committees. Unless otherwise prohibited by applicable Law or regulation, for so long as any Principal Stockholder’s Proportionate Percentage is at least 5%, such Principal Stockholder or its Partial Rights Transferee, as applicable, shall have the right to representation on each committee of the Board or otherwise appointed by the Board (for the avoidance of doubt, including the “Committee” appointed pursuant to the Management Long-Term Compensation Plan) in the same proportion as the number of Directors, if any, nominated by such Principal Stockholder or such Partial Rights Transferee, as applicable, bears to the total number of Directors (the “Committee Rights”).
          (i) Representation on Subsidiary Boards. Unless otherwise prohibited by applicable Law or regulation, for so long as any Principal Stockholder’s Proportionate Percentage is at least 5%, such Principal Stockholder or its Partial Rights Transferee, as applicable, shall have the right to representation on (i) the board of directors of each Subsidiary of the Company (each a “Subsidiary Board”) and (ii) each committee of each Subsidiary Board, in each case, in the same proportion as the number of Directors nominated by such Principal Stockholder or such Partial Rights Transferee, as applicable, bears to the total number of Directors (collectively, (i) and (ii), the “Subsidiary Board Rights”). The Company shall take all actions to ensure that at all times the board of directors of EVERTEC (the “EVERTEC Board”) shall have the same composition as the Board including by (i) removing any director from the EVERTEC Board upon the removal of such person as a Director pursuant to the terms of this Agreement and (ii) filling vacancies on the EVERTEC Board with the persons elected as Directors pursuant to the terms of this Agreement.
          (j) Fees and Expenses. The Company shall reimburse each Director for all necessary and proper costs and expenses (including reasonable travel, lodging and meal expenses) incurred in connection with such Director’s attendance and participation at meetings of (i) the Board, (ii) the EVERTEC Board and (iii) the committees of the Board or the EVERTEC Board, as the case may be, in each case to the extent not otherwise reimbursed by the Company or any of its Subsidiaries by virtue of the status of such Director as an employee of the Company or any of its Subsidiaries. The Company shall cause each of its Subsidiaries to reimburse the directors or members, as applicable, of such Subsidiary’s Subsidiary Board for all necessary and proper costs and expenses (including reasonable travel, lodging and meal expenses) incurred in connection with such director’s or members attendance and participation at meetings of (i) such Subsidiary Board and (ii) the committees of such Subsidiary Board, as the case may be, in each case to the extent not otherwise reimbursed by the Company or any of its Subsidiaries by virtue of the status of such Director as an employee of the Company or any of its Subsidiaries.
          (k) Officers. The officers of the Company and EVERTEC shall be appointed and removed by the Board, and perform such functions as delegated to them by the Board. The Board may delegate to any officer of the Company or to any such other Person such authority to act on behalf of the Company as the Board may from time to time deem appropriate in its sole discretion. The initial Chief Executive Officer of the Company and EVERTEC shall be Felix Villamil.
     Stockholder Meetings; Actions Requiring Special Approval.
          (l) General. The Company shall hold annual and special meetings of the stockholders in accordance with the Company By-laws. Written notice of each stockholders’ meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote thereat by or at the direction of the officer calling such meeting not less than ten nor more than 60 days before the date of the meeting.
          (m) Quorum. A quorum for the transaction of business at any meeting of the stockholders shall consist of (i) holders of a majority of the total number of Common Shares outstanding and entitled to vote at such meeting and (ii) for so long as any Principal Stockholder’s or Partial Rights Transferee’s, as applicable, Proportionate Percentage is at least 20%, each such Principal Stockholder or Partial Rights Transferee; provided that in the event a meeting of the stockholders is adjourned for a lack of quorum because a Principal Stockholder or its applicable Partial Rights Transferee has not appeared at a duly called meeting for which such Principal Stockholder or its applicable Partial Rights Transferee received proper notice, the absence of such Principal Stockholder or its applicable Partial Rights Transferee shall not prevent a quorum at a Reconvened Meeting provided that a majority of the total number of Common Shares outstanding and entitled to vote at such meeting are in attendance.
          (n) Actions Requiring Special Approval. For so long as any Principal Stockholder’s Proportionate Percentage is at least 20%, without the prior approval of such Principal Stockholder, the Company shall not, and shall cause each of its Subsidiaries not to, take or omit to take, as applicable, or agree to take or omit to take, as applicable, directly or indirectly, any of the actions set forth on Annex I (the “Consent Actions”), which Consent Actions may be amended, modified, supplemented or restated in writing by the Principal Stockholders, unanimously, from time to time. Notwithstanding the foregoing, Popular’s consent shall not be required for any of the above mentioned actions following (i) a Change of Control of Popular or (ii) a failure by Popular to pay material amounts due and payable under the Master Services Agreement which are not disputed by Popular and which payment default gives rise to the right of the Company to terminate the Master Services Agreement pursuant to the terms thereof; provided, that (x) for the avoidance of doubt, this sentence shall not apply following an assignment by Popular of such rights to a Complete Rights Transferee and (y) a payment shall not be considered disputed only after such dispute has been settled or determined pursuant to a final non-appealable judgment or final, non-appealable binding arbitration award. For so long as any Principal Stockholder’s Proportionate Percentage is 10% or more and such Principal Stockholder has the right to nominate a Director pursuant to Section 2, the approval of at least one Director nominated by such Principal Stockholder shall be required in order for (i) the Company to issue any Preferred Stock, (ii) any Subsidiary of the Company to issue any preferred stock (other than preferred stock issued by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company), (iii) the Company or any Subsidiary of the Company to Transfer any preferred stock issued by a Subsidiary of the Company or (iv) the Company to Transfer any equity securities of EVERTEC (or any successor or other entity holding all or substantially all the assets of EVERTEC and its Subsidiaries of which successor or other entity either the Company or the Principal Stockholders beneficially own equity securities) or any securities convertible into or exercisable or exchangeable for equity securities of EVERTEC (or such successor or other entity), other than (x) any Transfer pursuant to a Drag-Along Transaction or Dragged Asset Sale or (y) any pledge, hypothecation or similar grant of a security interest (or the right to exercise all rights and remedies in connection with such security interest) in the securities of EVERTEC (or such successor or other entity) to its financing sources in connection with the Company’s or EVERTEC’s (or such successor’s or other entity’s) incurrence of Indebtedness.
          (o) Transactions with Significant Related Entities. For so long as the other Principal Stockholder’s Proportionate Percentage is at least 10%, each Principal Stockholder agrees that it shall not knowingly cause any Person in which it or any of its Affiliates holds more than 20% of such Person’s voting equity securities (each such Person or any of such Person’s Subsidiaries, a “Significant Related Entity”) to engage in any transactions with the Company or any Subsidiary of the Company unless such transaction is entered into on arm’s length terms and in the ordinary course of business. If a Principal Stockholder becomes aware of any transaction or series of related transactions between the Company or any Subsidiary of the Company, on the one hand, and an Affiliate or Significant Related Entity of such Principal Stockholder, on the other hand, in each case, which transaction(s) is not on arm’s length terms or not in the ordinary course of business, such Principal Stockholder shall use its reasonable efforts to cause the applicable Affiliate or Significant Related Entity to terminate such transaction(s) and in the event that the applicable Principal Stockholder knowingly caused (i) such Affiliate or Significant Related Entity to enter into a transaction with the Company or a Subsidiary of the Company or (ii) the Company or a Subsidiary of the Company to enter into a transaction with such Affiliate or Significant Related Entity, which transaction(s) is not on arm’s length terms, then such Principal Stockholder shall reimburse the Company for any losses resulting from such non-arm’s length terms but only to the extent of the corresponding gains by such Affiliate or Significant Related Entity.
     Transfer Restrictions; Permitted Transfers.
          (p) General Transfer Restrictions.
               (i) No Holder may Transfer its Common Shares prior to the earlier of (A) the date that is 30 months after the date of this Agreement (such 30-month period, the “Restricted Period”) and (B) the consummation of a Qualified Public Offering, except for (x) Permitted Transfers and (y) Transfers of Common Shares made in connection with a Qualified Public Offering. Notwithstanding the foregoing, no Management Holder may Transfer its Common Shares except in connection with a Public Sale or a Transfer of such Common Shares pursuant to Section 4(d) or Section 4(e) of this Agreement.
               (ii) For so long as any Principal Stockholder’s Proportionate Percentage is at least 5%, without prior written approval of such Principal Stockholder, no Holder may Transfer any of its Common Shares to any Person if such Person or any Affiliate of such Person is engaged, directly or indirectly, in the banking, securities, insurance or lending business from which they derive aggregate annual revenues in Puerto Rico in excess of $50 million unless none of them have a physical presence in Puerto Rico which is used to conduct any such business (other than Transfers of Common Shares to Popular, Apollo’s Ultimate Parent Entity or any of their respective Controlled Affiliates).
               (iii) Notwithstanding anything to the contrary set forth in this Agreement, no Transfer of Common Shares shall become effective and the Company shall not recognize any such Transfer (A) unless such Transfer complies with the provisions of this Section 4, and (B) except in the case of a Transfer of Common Shares made pursuant to a Public Sale, until the Transferee (unless already party to this Agreement) executes and delivers to each party to this Agreement an Adoption Agreement. Subject to Section 10, upon such Transfer and such execution and delivery of such Adoption Agreement, the Transferee shall be bound by, and entitled to the benefits of, this Agreement with respect to the Transferred Common Shares. Any Transfer of Common Shares in violation of this Section 4 shall be void ab initio.
          (q) Permitted Transfers and Upstream Transfers. Notwithstanding anything to the contrary set forth in this Agreement but subject to the following sentence, a Holder may Transfer any of its Common Shares pursuant to a Permitted Transfer; provided that such Permitted Transferee (unless already party to this Agreement) executes and delivers to each party to this Agreement an Adoption Agreement. Notwithstanding anything to the contrary set forth in this Agreement, if prior to the completion of a Qualified Public Offering, a Transfer of Common Shares (other than pursuant to Section 4(c), Section 4(d) or Section 4(e)) by any Person will result in a Principal Stockholder (to the extent that such Principal Stockholder has an Ultimate Parent Entity) or any of its Affiliates (including SPV Affiliates) ceasing to be a Controlled Affiliate, after such Transfer, of such Principal Stockholder’s Ultimate Parent Entity immediately prior to such Transfer (such Principal Stockholder or such Affiliate, as applicable, the “Transferred Entity” and such Transfer, an “Upstream Transfer”), then immediately prior to such Upstream Transfer, the Transferred Entity shall Transfer, or cause the Transfer of, all of its Common Shares to such Ultimate Parent Entity or a Person that will remain a Controlled Affiliate after the Upstream Transfer of such Ultimate Parent Entity.
          (r) Right of First Offer.
               (i) During any period between the expiration of the Restricted Period and the consummation of a Qualified Public Offering, if a Holder (the “Transferring Holder”) wishes to effect a Transfer of its Common Shares, then such Transferring Holder shall first deliver a written notice (the “ROFO Notice”) to all Holders whose Proportionate Percentage is at least 5% (the “ROFO Offerees”). Such ROFO Notice shall disclose the number of Common Shares proposed to be Transferred (the “Offered Shares”) and the material terms of any offer the Transferring Holder has received or is contemplating, if applicable.
               (ii) Each ROFO Offeree shall have the right (the “Right of First Offer”) to provide the Transferring Holder, within 45 days of the date of the ROFO Notice, an irrevocable written offer to acquire all of the Offered Shares, upon the price, terms and conditions on which such ROFO Offeree is willing to purchase the Offered Shares (the “Proposed Offer”).

               (iii) The Transferring Holder, in its sole discretion, may elect to accept any Proposed Offer by delivering an irrevocable written notice of acceptance (the “ROFO Acceptance Notice”) to the ROFO Offerees and the Company within 60 days after the date of the ROFO Notice (the “ROFO Acceptance Period”); provided that (A) if such Transferring Holder receives a Proposed Offer from more than one ROFO Offeree, such Transferring Holder may only accept the Proposed Offer with the most favorable terms and conditions (including price) in its reasonable discretion, and (B) if such Transferring Holder (x) receives Proposed Offers with equivalent terms (including price, conditions and other terms and conditions) from more than one ROFO Offeree and (y) elects to accept one of such Proposed Offers, such Transferring Holder shall accept all such Proposed Offers with equivalent terms and the Offered Shares shall be allocated pro rata among such ROFO Offerees based on their respective ROFO Proportionate Percentages.
               (iv) The ROFO Offerees purchasing the Common Shares pursuant to this Section 4(c) shall be entitled to require the Transferring Holder to provide representations and warranties regarding (A) its power, authority and legal capacity to enter into such Transfer of Common Shares; (B) valid right, title and interest in such Common Shares and the Transferring Holder’s ownership of such Common Shares; (C) the absence of any Encumbrances on such Common Shares; and (D) the absence of any violation, default, or acceleration of any agreement or instrument pursuant to which such Transferring Holder or the assets of such Transferring Holder are bound as the result of such sale.
               (v) Subject to any Tag-Along Rights, after the termination of the ROFO Acceptance Period, the Transferring Holder may, during the 120 day period following the ROFO Acceptance Period, Transfer (or enter into an agreement to Transfer and at any time Transfer in accordance with such agreement) the Offered Shares at and upon the price and other material terms and conditions that are more favorable to the Transferring Holder than the most favorable Proposed Offer that the Transferring Holder received (such Transfer, the “Permitted ROFO Transfer”). If the Transferring Holder has not consummated a Permitted ROFO Transfer (or has not entered into an agreement with respect thereto) within such 120 day period, the Transferring Holder shall not thereafter Transfer any Common Shares (including such Offered Shares), whether pursuant to a Proposed Offer or otherwise, without first providing a new ROFO Notice to the ROFO Offerees in the manner provided above, and such proposed Transfer shall again be subject to the requirements of this Section 4(c).
               (vi) Upon the closing of the sale of any Common Shares pursuant to this Section 4(c), the Transferring Holder shall deliver at such closing, against payment of the purchase price therefor, certificates representing those Common Shares to be sold, duly endorsed for transfer or accompanied by duly endorsed stock powers, and evidence of the absence of Encumbrances and adverse claims with respect thereto and of such other matters as are deemed necessary by the Company for the proper Transfer of such Common Shares on the books of the Company.
               (vii) Notwithstanding anything to the contrary in this Agreement, this Section 4(c) shall not apply to (A) Permitted Transfers, (B) Transfers of Common Shares made in a Qualified Public Offering, (C) Transfers of Common Shares made by Dragged Holders in a

Drag-Along Transaction, or (D) Transfers of Common Shares made in connection with the exercise of Tag-Along Rights.
          (s) Drag-Along Rights.
               (i) During any period between the expiration of the Restricted Period and completion of a Qualified Public Offering, if Apollo (by itself or together with its Ultimate Parent Entity and its Ultimate Parent Entity’s Controlled Affiliates) is the Transferring Holder and the Offered Shares to be Transferred in a transaction or series of related transactions, which transaction or series of related transactions would constitute a Permitted ROFO Transfer, whether by sale of stock, merger, consolidation or otherwise, comprise 80% or more of Common Shares beneficially owned by Apollo’s Ultimate Parent Entity and its Controlled Affiliates, and at least a majority of the Class A Shares outstanding (a “Drag-Along Transaction”), then, in the event that a Holder (the “Dragged Holder”) was not entitled to a Right of First Offer or has not timely submitted its Proposed Offer, or any such Proposed Offer has been rejected in compliance with this Agreement, Apollo shall have the right (the “Drag-Along Right”) to require such Dragged Holder to Transfer, in the Drag-Along Transaction, the number of Common Shares beneficially owned by such Dragged Holder multiplied by the Drag-Along Percentage (rounded down to the nearest whole share). In order to exercise its Drag-Along Right, Apollo shall deliver written notice of such Drag-Along Transaction (the “Drag-Along Notice”) to the Company and each Dragged Holder within 150 days after the date of the ROFO Notice. Such Drag-Along Notice shall disclose in reasonable detail the number of Common Shares to be subject to the Drag-Along Transaction (the “Drag-Along Shares”), the proposed price, the other proposed terms and conditions of the proposed Drag-Along Transaction (including copies of the definitive agreements relating thereto) and the identity of the prospective purchaser. For the avoidance of doubt, the terms and conditions of the proposed Drag-Along Transaction (including the terms and conditions of any stockholder, voting or other ongoing arrangement between the Transferring Holder and the prospective purchaser) must be the same for the Transferring Holder and the Dragged Holder including, without limitation, the same per Common Share purchase price, but excluding any payments under the Consulting Agreements made as a result of any Drag-Along Transaction which will be governed by Section 8(h) hereof.
               (ii) The Persons purchasing the Common Shares pursuant to a Drag-Along Transaction shall be entitled to require the Dragged Holders to provide representations and warranties regarding (A) its power, authority and legal capacity to enter into such Transfer of Common Shares; (B) valid right, title and interest in such Common Shares and the Transferring Holder’s ownership of such Common Shares; (C) the absence of any Encumbrances on such Common Shares; and (D) the absence of any violation, default, or acceleration of any agreement or instrument pursuant to which such Dragged Holder or the assets of such Dragged Holder are bound as the result of such sale; provided that the representations to be provided by each Dragged Holder and the Transferring Holder shall be substantially identical other than with respect to the applicable governing law with respect to its power, authority and legal capacity to enter into such Transfer of Common Shares.
               (iii) With respect to any Drag-Along Transaction, Apollo and each Dragged Holder agrees that it shall use its reasonable best efforts to effect the Drag-Along Transaction as expeditiously as practicable, including delivering all documents necessary or reasonably requested in connection with such Drag-Along Transaction, voting in support of such transaction and entering into any instrument, undertaking or obligation necessary or reasonably requested in connection with such Drag-Along Transaction (as specified in the Drag-Along Notice). Subject to the terms and conditions of this Section 4(d) and without limiting the generality of the foregoing, the Company and each Dragged Holder shall take or cause to be taken all actions, and do, or cause to be done, on behalf and in respect of the Company any and all actions that may be reasonably requested consistent with this Section 4(d) in connection with any Drag-Along Transaction. In addition, (A) each of the Transferring Holder and each Dragged Holder shall pay its pro rata share (based on the percentage of the proceeds actually received by the Transferring Holder or such Dragged Holder, as applicable, as compared to the aggregate proceeds actually received by all Dragged Holders and the Transferring Holder) of the reasonable expenses (if any) incurred by the Transferring Holder and each of the Dragged Holders (or any of their respective Affiliates) in connection with the Drag-Along Transaction; and (B) each Dragged Holder shall join on a pro rata basis (based on the percentage of the proceeds actually received by such Dragged Holder as compared to the aggregate proceeds actually received by all Dragged Holders and the Transferring Holder), severally and not jointly, in any indemnification or other obligations that are specified in the Drag-Along Notice and to which the Transferring Holder will also be subject on a proportionate basis (but in no circumstances including any indemnification of Apollo or any of its Affiliates), other than indemnification with respect to the representations and warranties given by a Dragged Holder pursuant to Section 4(d)(ii); provided that no Dragged Holder shall be obligated under this clause in connection with such Drag-Along Transaction to agree to indemnify or hold harmless the Transferee or Transferees or any other party related to such Drag-Along Transaction (including, but not limited to, Affiliates, escrow agents, investment bankers or other agents or advisors) with respect to an aggregate amount in excess of the proceeds actually paid to such Dragged Holder (after deducting any expenses paid by such Dragged Holder pursuant to clause (A) of this sentence) in respect of such Dragged Holder’s Common Shares in connection with such Drag-Along Transaction (provided that, with respect to any options, warrants or other rights to purchase or subscribe for Common Shares exercised or converted into Common Shares by a Dragged Holder following the delivery of the applicable Drag-Along Notice, such proceeds shall only include the amount by which the aggregate proceeds actually received exceeds the aggregate exercise or conversion price actually paid by such Dragged Holder in respect of such options, warrants or rights).
               (iv) In the event of a Drag-Along Transaction, each Dragged Holder shall be required to Transfer such Common Shares beneficially owned by such Dragged Holder as provided in the Drag-Along Notice to the extent such Transfer is required under Section 4(d)(i) hereof. The form of the consideration offered in respect of any Common Shares in a Drag-Along Transaction shall be the same for all Common Shares in such Drag-Along Transaction, including the Common Shares of the Transferring Holder.
               (v) If requested by Apollo, each Dragged Holder will, immediately prior to the consummation of the Drag-Along Transaction, exercise and or convert, as applicable, such number of options, warrants or other rights to purchase or subscribe for Common Shares into Common Shares as is required so that a sufficient number of Common Shares are available to Transfer the applicable number of Drag-Along Shares beneficially owned by such Dragged Holder; provided that any Dragged Holder that holds such options, warrants or other rights to purchase the exercise or conversion price per share of which is greater than the per share price at which the Drag-Along Shares are to be Transferred, may, in place of such exercise or conversion, submit to irrevocable cancellation thereof without any liability for payment of any exercise or conversion price with respect thereto.
               (vi) Upon the closing of the sale of any Common Shares pursuant to this Section 4, the Dragged Holders shall deliver at such closing, against payment of the purchase price therefor, certificates representing their Common Shares to be sold, duly endorsed for transfer or accompanied by duly endorsed stock powers, and evidence of the absence of Encumbrances and adverse claims with respect thereto and of such other matters as are deemed necessary by the Company for the proper transfer of such shares on the books of the Company.
               (vii) If Apollo has satisfied the conditions necessary to exercise the Drag Along Right with respect to a Drag Along Transaction for 100% of the Common Shares, then during any period between the expiration of the Restricted Period and the completion of a Qualified Public Offering, in connection with a sale of at least 90% of the consolidated gross assets (excluding cash) of the Company and its Subsidiaries and assumption of at least 90% of the consolidated gross liabilities (excluding Indebtedness) of the Company and its Subsidiaries (which sale and assumption shall include the assignment and assumption of all commercial agreements between the Company or any of its Subsidiaries, on the one hand, and Popular or any of its Subsidiaries, on the other hand) (a “Dragged Asset Sale”), Apollo shall have the right (the “Dragged Asset Sale Right”) to require each Holder (a “Dragged Asset Sale Holder”) that was not entitled to a Right of First Offer or has not timely submitted its Proposed Offer, or whose Proposed Offer has been rejected in compliance with this Agreement, solely as a stockholder of the Company with respect to any requirements of Article 9.01(a) of the Puerto Rico General Corporations Law and not with respect to any of its rights under this Agreement (except (x) as expressly set forth in Section 4(d)(viii), Section 4(d)(ix) and this Section 4(d)(vii) and (y) that no Principal Stockholder shall have a right to veto the Dragged Asset Sale pursuant to Section 3(c) solely because such Dragged Asset Sale constitutes a Restricted Asset Sale) or under the Certificate of Incorporation or By-Laws of the Company, to vote to approve such Dragged Asset Sale; provided that (A) for so long as Popular’s Proportionate Percentage is 5% or more, Apollo shall not be permitted to exercise its Dragged Asset Sale Right unless Apollo reasonably determines that the net proceeds to be received by Popular in a Drag-Along Transaction for 100% of the Common Shares would be less, after taking account of tax, indemnification obligation and other effects, and assuming that any fees and expenses would be paid in the same manner, than the net proceeds (including the fair market value of expected distributions related to any assets retained by the Company in the Dragged Asset Sale, on a present value basis) that would be received by Popular if such transaction were structured as a Dragged Asset Sale; (B) such Dragged Asset Sale must be pursuant to a legally binding contract with a Person, after giving effect to the Dragged Asset Sale, that is Solvent (the “Asset Acquirer”) providing that (1) the Asset Acquirer shall acquire at least 90% of the consolidated gross assets (excluding cash) of the Company and its Subsidiaries and assume at least 90% of the consolidated gross liabilities (excluding Indebtedness) of the Company and of its Subsidiaries (including the assignment and assumption of all commercial agreements between the Company or any of its Subsidiaries, on the one hand, and Popular or any of its Subsidiaries, on the other hand) through one legal entity and (2) following the completion of the Dragged Asset Sale, the Company shall be liquidated and all net proceeds shall be distributed promptly to the Holders; (C) the gross liquidation proceeds from the Dragged Asset Sale must exceed the highest Proposed Offer on a price per share basis that Apollo received within 45 days of the date of the applicable ROFO Notice; (D) unless paid in accordance with Section 4(d)(ix), the Company must either reimburse or assume, at the Company’s option, and pay prior to distributing the proceeds from such Dragged Asset Sale, all reasonable expenses incurred by each Principal Stockholder or its Partial Rights Transferees with respect to such Dragged Asset Sale; (E) the terms and conditions of the proposed Dragged Asset Sale must be the same for Apollo and any of its Affiliates and all Dragged Asset Sale Holders, including, without limitation, the same per Common Share liquidation proceeds; (F) the Dragged Asset Sale must not result in Apollo or its Affiliates receiving any benefit or being relieved of any obligation in any manner disproportionate to any such Dragged Asset Sale Holder, other than, in either case of clauses (E) and (F), as a result of the distribution on a pro rata basis (by Common Shares beneficially owned) of the liquidation proceeds of the Dragged Asset Sale and any payments made or to be made pursuant to the Consulting Agreements, which will be governed by Section 8(h) hereof; and (G) for so long as Popular’s Proportionate Percentage is 5% or more, the Dragged Asset Sale (as compared to the adverse effect that would result if the transaction were structured as a Drag-Along Transaction that complies with the provisions of this Section 4(d)) shall not have an adverse effect on Popular or its Subsidiaries that is not applicable to all Holders, and no such adverse effect may disproportionately (which for the avoidance of doubt, will not include any pro rata effects that derive from each Holder’s Proportional Percentage) affect Popular or its Subsidiaries (provided that any adverse or disproportionate effect arising from the assignment of any commercial arrangements between Popular and its Subsidiaries, on the one hand, and the Company and its Subsidiaries, on the other hand, in such Dragged Asset Sale shall be excluded in any determination under the clause (G); it being understood that the ability of the Company to make such assignment is subject to the contractual terms of such commercial arrangement). In order to exercise its Dragged Asset Sale Right, Apollo’s ROFO Notice must have specified that Apollo was considering a Dragged Asset Sale and provided that a Proposed Offer may include a proposed sale of assets and assumption of liabilities, and Apollo must deliver written notice of such proposed Dragged Asset Sale (the “Dragged Asset Sale Notice”) to the Company and each Dragged Asset Sale Holder within 150 days after the date of such ROFO Notice. Such Dragged Asset Sale Notice shall disclose in reasonable detail the proposed price, the other proposed terms and conditions of the proposed Dragged Asset Sale (including copies of the definitive agreements relating thereto) and the identity of the prospective Asset Acquirer.
               (viii) The Asset Acquirer shall be entitled to require the Dragged Asset Sale Holders to provide representations and warranties regarding (A) its power, authority and legal capacity to vote its Common Shares in favor of such Dragged Asset Sale; (B) valid right, title and interest in such Common Shares and the Dragged Asset Sale Holder’s ownership of such Common Shares; (C) the absence of any Encumbrances on such Common Shares; and (D) the absence of any violation, default, or acceleration of any agreement or instrument pursuant to which such Dragged Asset Sale Holder or the assets of such Dragged Asset Sale Holder are bound as the result of such sale; provided that the representations to be provided by each Dragged Asset Sale Holder and Apollo shall be substantially identical other than with respect to the applicable governing law with respect to its power, authority and legal capacity to vote its Common Shares in favor of such Dragged Asset Sale.

               (ix) Subject to the terms and conditions of this Section 4(d), the Company (in the case of any Dragged Asset Sale) agrees that it shall use its reasonable best efforts to effect the Dragged Asset Sale, as expeditiously as practicable, including delivering all documents necessary or reasonably requested in connection with such Dragged Asset Sale, entering into any instrument, undertaking or obligation necessary or reasonably requested in connection with such Dragged Asset Sale (as specified in the Dragged Asset Sale Notice). Subject to the terms and conditions of this Section 4(d) and without limiting the generality of the foregoing, the Company shall take or cause to be taken all actions, and do, or cause to be done, on behalf and in respect of the Company, any and all actions that may be reasonably requested consistent with this Section 4(d) in connection with any Dragged Asset Sale, as applicable. In addition, (A) each of Apollo and each Dragged Asset Sale Holder shall pay its pro rata share (based on the percentage of the proceeds actually received by Apollo or such Dragged Asset Sale Holder, as applicable, as compared to the aggregate proceeds actually received by all Dragged Asset Sale Holders and Apollo) of the reasonable expenses (if any) incurred by Apollo and each of the Dragged Asset Sale Holders (or any of their respective Affiliates) in connection with the Dragged Asset Sale; and (B) each Dragged Asset Sale Holder shall join on a pro rata basis (based on the percentage of the proceeds actually received by such Dragged Asset Sale Holder as compared to the aggregate proceeds actually received by all Dragged Asset Sale Holders and Apollo), severally and not jointly, in any indemnification or other obligations that are specified in the Dragged Asset Sale Notice and to which Apollo will also be subject on a proportionate basis (but in no circumstances including any indemnification of Apollo or any of its Affiliates), other than indemnification obligations with respect to the representations and warranties given by a Dragged Asset Sale Holder pursuant to Section 4(d)(viii); provided that (y) no Dragged Asset Sale Holder shall be obligated under this Section 4(d)(ix) in connection with such Dragged Asset Sale to agree to indemnify or hold harmless the Asset Acquirer or any other party related to such Dragged Asset Sale (including, but not limited to, Affiliates, escrow agents, investment bankers or other agents or advisors) with respect to an aggregate amount in excess of the liquidation proceeds actually paid to such Dragged Asset Sale Holder (after deducting any expenses paid by such Dragged Asset Sale Holder pursuant to clause (A) of this sentence) in respect of the assets sold in such Dragged Asset Sale. Each Dragged Asset Sale Holder shall, to the extent reasonably requested by Apollo, (1) afford the Asset Acquirer and the Asset Acquirer’s representatives access to appropriate employees of such Dragged Asset Sale Holder, (2) furnish reasonably requested non-confidential information regarding such Dragged Asset Sale Holder’s relationship with the Company, (3) instruct such Dragged Asset Sale Holder’s employees to reasonably cooperate with the Asset Acquirer in the Asset Acquirer’s investigation of the Company; provided that, in no event shall the Asset Acquirer have any access, based on the advice of the Dragged Asset Sale Holder’s counsel, that would create any potential liability under applicable Laws, including antitrust Laws, violate any confidentiality obligation or that would reasonably be expected to result in the waiver of any legal privilege. All requests for information by Apollo pursuant to this Section 4(d)(ix) shall be directed to an executive officer of the applicable Dragged Asset Sale Holder or such Person or Persons as may be designated by the applicable Dragged Asset Sale Holder.
               (x) Notwithstanding anything to the contrary in this Agreement, for the avoidance of doubt, this Section 4(d) shall not apply to (A) Permitted Transfers or Transfers of Common Shares to any portfolio company of Apollo’s Ultimate Parent Entity or its Affiliates, (B) Transfers of Common Shares made in a Qualified Public Offering or (C) any sale, assignment, transfer or conveyance of assets by the Company or any of its Subsidiaries to Apollo’s Ultimate Parent Entity or any of its Affiliates or their respective portfolio companies.
          (t) Tag-Along Rights.
               (i) During any period between the expiration of the Restricted Period and completion of a Qualified Public Offering, if any Transferring Holder (together with its Affiliates) proposes to Transfer to another Person or Persons (including, for the avoidance of doubt, any ROFO Offeree) (collectively, the “Tag-Along Offerors”), in a transaction or series of related transactions (the “Tag-Along Transaction”), Common Shares representing at least 15% of the Class A Shares then outstanding, then, at least 15 Business Days prior to the closing of such proposed Transfer, such Transferring Holder shall deliver a written notice (the “Tag-Along Notice”) to each Holder. Such Tag-Along Notice shall (A) set forth (1) the total number of Common Shares proposed to be Transferred (the “Tag-Along Shares”), (2) the total number of Common Shares beneficially owned by the Transferring Holder and each Affiliate of such Transferring Holder proposing to Transfer Common Shares in such Tag-Along Transaction (each a “Transferring Affiliate”), (3) the name and address of the Tag-Along Offerors, (4) the proposed amount and type of consideration (including, if the consideration consists in whole or in part of non-cash consideration, such information available to the Transferring Holder as may be reasonably necessary for the Company to properly analyze the economic value and investment risk of such non-cash consideration) and (5) the terms and conditions of payment that the Transferring Holder and its Transferring Affiliates intend to accept; and (B) indicate that the Tag-Along Offerors have been informed of the Tag-Along Rights provided for in this Section 4(e) and have agreed to purchase Common Shares from the Principal Stockholders (and their Affiliates) and their applicable Partial Rights Transferees (and their respective Affiliates) in accordance with the terms hereof.
               (ii) Each Holder shall have the right (the “Tag-Along Right”), exercisable by delivering a written notice (the “Tag-Along Acceptance Notice”) to the Transferring Holder within ten Business Days after delivery of the Tag-Along Notice, to Transfer to the Tag-Along Offerors and substitute for Tag-Along Shares held by the Transferring Holder, as a condition to such proposed Transfer of Tag-Along Shares by the Transferring Holder or its Transferring Affiliates, up to the number of Common Shares equal to the number of Tag-Along Shares multiplied by such Holder’s Tag-Along Proportionate Percentage (rounded down to the nearest whole share), at a price per share equal to the same price per Common Shares proposed to be paid by the Tag-Along Offerors and otherwise on the same terms and conditions set forth in the Tag-Along Notice.
               (iii) The Transferring Holder (and its Transferring Affiliates) shall not Transfer any Common Shares to the Tag-Along Offerors unless each Holder that delivered a timely Tag-Along Acceptance Notice is permitted to Transfer simultaneously therewith, and substitute for Tag-Along Shares held by the Transferring Holder (or its Transferring Affiliates), the number of Common Shares equal to the number of Tag-Along Shares multiplied by such Holder’s Tag-Along Proportionate Percentage (rounded down to the nearest whole share), at a price per share equal to the same price per Common Shares proposed to be paid to the Transferring Holder (and its Transferring Affiliates) and otherwise on the same terms and conditions set forth in the Tag-Along Notice.

               (iv) If all such Transfers of Common Shares to the Tag-Along Offeror are not consummated within 120 days from delivery of the Tag-Along Notice, the provisions of this Section 4(e) shall again become effective with respect to the proposed Transfer of Common Shares.
               (v) Notwithstanding anything to the contrary in this Agreement, this Section 4(e) shall not apply to (A) Permitted Transfers or (B) Transfers of Common Shares made in a Qualified Public Offering.
          (u) Securities Restrictions; Legends.
               (i) No Common Shares shall be Transferred except upon the conditions specified in Section 4 and in this Section 4(f), which conditions are intended to insure compliance with the provisions of the Securities Act.
               (ii) Securities Act Legend. Each certificate representing Common Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM PURSUANT TO THE ACT AND APPLICABLE STATE SECURITIES LAWS. ANY OFFER, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES IN A TRANSACTION THAT IS NOT REGISTERED UNDER THE ACT IS SUBJECT TO THE COMPANY’S RIGHT TO REQUIRE DELIVERY OF AN OPINION OF COUNSEL TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”
The Holder of any Common Shares by acceptance thereof agrees, prior to any Transfer of any such Common Shares, to give written notice to the Company of such Holder’s intention to effect such Transfer and to comply in all other respects with Section 4 and the provisions of this Section 4(f). Each such notice shall describe the manner and circumstances of the proposed Transfer of Common Shares. Upon request by the Company, the Holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for the Holder of such Common Shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration or qualification of such shares under the Securities Act or other applicable securities laws. Such Holder of such Common Shares shall be entitled to effect a Transfer of such Common Shares in accordance with the terms of the notice delivered to the Company, if such Transfer is otherwise in compliance with this Agreement and the Company does not reasonably object to such Transfer and request such opinion within 15 days after delivery of such notice, or, if it requests such opinion, does not reasonably object to such Transfer within 15 days after delivery of such opinion. Each certificate or other instrument evidencing any such Transferred Common Shares shall bear the legend set forth in this Section 4(f)(ii) unless (i) such opinion of counsel to the Holder of such shares (which opinion and counsel shall be reasonably acceptable to the Company) states that registration or qualification of any future Transfer of Common Shares is not required by the applicable provisions of the Securities Act or other applicable securities laws or (ii) the Company shall have waived the requirement of such legends.
               (iii) Stockholders Agreement Legend. Each certificate representing shares of Common Shares shall be endorsed with the following legend:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDER AGREEMENT DATED AS OF SEPTEMBER 30, 2010 (AS AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME, THE “STOCKHOLDERS’ AGREEMENT”), AMONG THE HOLDER OF SUCH SECURITIES (OR THE PREDECESSOR IN INTEREST TO THE HOLDER OF SUCH SECURITIES), THE COMPANY AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY. THE TERMS OF THE AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFERS. THE COMPANY WILL, UPON WRITTEN REQUEST, FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”
The legend required under this Section 4(f)(iii) shall be removed upon the earlier of (i) termination of this Agreement in accordance with the provisions of Section 12(a) and (ii) with respect to any Common Shares to be sold in a Transfer pursuant to Public Sale, in connection with any such Transfer of Common Shares made pursuant to a Public Sale.
     Registration Rights.
          (v) Demand Registration Rights.
               (i) Initial Demand Registration. At any time after the second anniversary of the date of this Agreement, any Principal Stockholder (by itself or together with its Ultimate Parent Entity and its Ultimate Parent Entity’s Controlled Affiliates and any of its Partial Rights Transferees) beneficially owning, in the aggregate, 40% or more of the outstanding Common Shares (the “Initial Requesting Holder”) may request registration under the Securities Act of all or any portion of the Registrable Shares beneficially owned by such Initial

Requesting Holder on Form S-1 or similar long-form registration statement as part of an underwritten offering (the “Initial Demand Registration”); provided that such Initial Requesting Holder shall only be entitled to make such Initial Demand Registration if the aggregate offering price of the Registrable Shares to be sold in such offering is reasonably expected to be at least $75 million. The Initial Requesting Holder may request that the Initial Demand Registration be a firm commitment underwritten offering. At the request of the Initial Requesting Holder, if (A) it is necessary in order to comply with the rules and regulations of any applicable Self-Regulatory Organization or (B) if the managing and lead underwriters, in their reasonable judgment, determine that it is advisable and inform the Initial Requesting Holder and the Company of such determination, the Company will cause the automatic conversion of the Class B Shares into Class A Shares as set forth in the Certificate of Incorporation.
               (ii) Long-Form Registration. At any time after the Initial Public Offering, any Principal Stockholder or, to the extent any such rights have been assigned to any Partial Rights Transferee pursuant to Section 10(c), its applicable Partial Rights Transferee (in such capacity, a “Requesting Holder”) may request registration under the Securities Act of all or any portion of the Registrable Shares beneficially owned by such Requesting Holder on Form S-1 (or any successor form) or similar long-form registration statement (a “Long-Form Registration”); provided that (A) subject to Section 10, no Requesting Holder may request more than a total of four Long-Form Registrations and (B) such Requesting Holder shall only be entitled to demand such Long-Form Registration if the aggregate offering price of the Registrable Shares to be sold in such offering (including piggyback shares and before deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, the lower of (1) $75 million and (2) if the aggregate market value of all Registrable Shares held by the Requesting Holder (or its Ultimate Parent Entity or its Controlled Affiliates) is less than $75 million but not less than $50 million, the aggregate market value of all such Registrable Shares held by such Requesting Holder (or its Ultimate Parent Entity or its Controlled Affiliates). Any Requesting Holder may request that an offering conducted under a Long-Form Registration be an underwritten offering.
               (iii) Short-Form Registration. At any time at which the Company is eligible to file a Registration Statement on Form S-3 with respect to Common Shares, a Requesting Holder may request registration under the Securities Act of all or any portion of the Registrable Shares beneficially owned by such Requesting Holder on Form S-3 (or any successor form) or any similar short form registration statement, if available (a “Short-Form Registration”). Each Requesting Holder may request an unlimited number of Short-Form Registrations; provided that such Requesting Holder shall only be entitled to demand such Short-Form Registration if the aggregate offering price of the Registrable Shares to be sold in such offering (including piggyback shares and before deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, the lower of (1) $50 million and (2) if the aggregate market value of all Registrable Shares held by the Requesting Holder (or its Ultimate Parent Entity or its Controlled Affiliates) is less than $50 million but not less than $25 million, the aggregate market value of all such Registrable Shares held by such Requesting Holder (or its Ultimate Parent Entity or its Controlled Affiliates). Any Requesting Holder may request that an offering conducted under a Short-Form Registration be an underwritten offering. A request for registration under this Section 5(a)(iii) or under Section 5(a)(i) or Section 5(a)(ii) shall be a “Demand Registration”.

               (iv) Demand Registration Notices. All requests for Demand Registrations shall be made by giving written notice to the Company (the “Demand Registration Notice”). Each Demand Registration Notice shall specify the number of Registrable Shares proposed to be sold in the Demand Registration by the Holder giving such Demand Registration Notice.
               (v) Effective Demand Registrations. A registration shall not count as one of the permitted Demand Registrations until both (i) it has become effective and (ii) such effective registration includes at least 75% of the Registrable Shares requested to be included by the Requesting Holder; provided that a Demand Registration that is withdrawn at the sole request of the Requesting Holder who demanded such Demand Registration shall not count as a Demand Registration of such Requesting Holder if the Company is reimbursed by such Holder for all reasonable out-of-pocket expenses incurred by the Company in connection with such registration, including all Registration Expenses.
               (vi) Short-Form Registrations. Regardless of a request for a Long-Form Registration, Registration Statements shall be Short-Form Registrations whenever the Company is permitted to use an applicable short form. Promptly after the Company has become subject to the reporting requirements of the Exchange Act, the Company shall use its commercially reasonable efforts to satisfy all registrant eligibility requirements specified by Form S-3 (or any successor form).
               (vii) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Shares without the prior written consent of the Holders of a majority of the Registrable Shares requested to be registered on such Registration Statement and each Principal Stockholder who has requested Registrable Shares that would constitute at least 10% of the Registrable Shares to be included in the Demand Registration, except as set forth in the next sentence. If the Demand Registration is an underwritten offering and the managing underwriters for such Demand Registration advise the Company in writing that in their opinion the number of Registrable Shares and, if permitted hereunder, other securities requested to be included in such Demand Registration exceeds the number of Registrable Shares and other securities, if any, which can be sold in such offering without significantly delaying or jeopardizing the success of such offering, including by selling at a price per share within a price range reasonably acceptable to the Holders of a majority of the Registrable Shares requested to be included in the Demand Registration, including, if any securities other than Registrable Shares are to be included in such Demand Registration, each Principal Stockholder who has requested Registrable Shares that would constitute at least 10% of the Registrable Shares to be included in the Demand Registration, the Company shall include in such Demand Registration the number of Registrable Shares which can be so sold in the following order of priority: (A) first, the Registrable Shares requested to be included in such Demand Registration, pro rata among the respective Holders of such Registrable Shares on the basis of the total number of Registrable Shares beneficially owned by each such Holder, and (B) second, all other securities requested to be included in such Demand Registration to the extent permitted hereunder; provided however that with respect to the Initial Demand Registration only, the order priority shall be as follows: (1) first, the securities the Company proposed to sell; (2) second, the Registrable Shares requested to be included in such Demand Registration, pro rata among the respective Holders of such Registrable Shares on the basis of the total number of

Registrable Shares beneficially owned by each such Holder, and (3) third, all other securities requested to be included in such Demand Registration to the extent permitted hereunder.
               (viii) Restrictions on Demand Registrations. The Company shall not be obligated to effect (i) any Long-Form Registration within 120 days or (ii) any Short-Form Registration within 90 days, in each case, after the effective date of a previous Demand Registration or a previous registration statement in which the Holders of Registrable Shares were given piggyback rights pursuant to Section 5(c) of this Agreement. In addition, the Company shall not be obligated to effect any Demand Registration during the period starting with the date that is 60 days prior to the Board’s good faith estimate of the date of filing of, and ending on the date that is 90 days after the effective date of, a Company-initiated registration statement, provided that the Company is actively employing in good faith all reasonable best efforts to cause such registration statement to become effective, and provided further that, notwithstanding anything in the foregoing to the contrary, the aggregate number of days that any one or more Demand Registrations are suspended or delayed by operation of this Section 5(a)(viii) shall not exceed 120 days in any 12-month period. In the event of any such suspension or delay, the Holder of Registrable Shares initially requesting a Demand Registration that is suspended by operation of this Section 5(a)(viii) shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder, and, notwithstanding the proviso in Section 5(a)(v), the Company shall pay all Registration Expenses in connection with such registration.
               (ix) Selection of Underwriters. Except as set forth in this Section 5(a)(ix), the Holders of a majority of the Registrable Shares requested to be included in a Demand Registration which is an underwritten offering shall have the right to select the underwriters and managing underwriter (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s approval (and in the event such Holders control a majority of the Board and the managing underwriter or any other underwriter selected by such Holders is not one of the investment banks listed on Annex II attached hereto (or a successor entity of the applicable investment bank), the other Principal Stockholder’s approval), in each case, which shall not be unreasonably withheld, conditioned or delayed; provided that Popular Securities, Inc. will be notified of the initial organizational meeting for any such registration and, if Popular Securities, Inc. is not selected as the managing underwriter, the Company and the Holders of a majority of the Registrable Shares requested to be included in a Demand Registration will consider in good faith including it as a co-lead underwriter or co-lead book-running manager of such registration. If a Principal Stockholder who requested Registrable Shares that would constitute at least 10% of the Registrable Shares to be included in a Demand Registration so requests, each Principal Stockholder who has requested Registrable Shares that would constitute at least 10% of the Registrable Shares to be included in such Demand Registration shall, acting together, select one co-lead underwriter mutually agreeable to such Principal Stockholders, which (A) shall be one of the investment banks listed on Annex II attached hereto and (B) shall not be an Affiliate of any of such Principal Stockholders (the “DR Selected Underwriter”).
          (w) Shelf Registrations.

               (i) Filing. At any time after the one year anniversary of the Initial Public Offering, the Company shall use its commercially reasonable efforts to file, no later than 45 days following any written request from any Requesting Holder, a Registration Statement on Form S-3 (or any successor form) or any similar short-form registration statement filed with the Commission for an offering to be made on a delayed or continuous basis in accordance with and pursuant to Rule 415 under the Securities Act (the “Form S-3 Shelf”) covering the resale of the Registrable Shares. The Company shall use commercially reasonable efforts to cause the Form S-3 Shelf to become effective as soon as practicable after such filing. The Company shall give written notice of the filing of the Registration Statement at least 15 days prior to filing the Registration Statement to all Holders of Registrable Shares (the “Registration Notice”) and shall include in such Registration Statement all Registrable Shares with respect to which the Company has received written requests for inclusion therein within ten days after sending the Registration Notice. The Company shall maintain the Form S-3 Shelf in accordance with the terms hereof.
               (ii) Requests for Shelf Takedowns. At any time and from time to time after the Form S-3 Shelf has been declared effective by the Commission, any Requesting Holder may request to sell all or any portion of their Registrable Shares in an underwritten offering that is registered pursuant to the Form S-3 Shelf (each, a “Shelf Takedown”); provided that in the case of each such Shelf Takedown such Requesting Holder will be entitled to make such demand only if the total offering price of the shares to be sold in such offering (including piggyback shares and before deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, $25 million.
               (iii) Demand Notices. All requests for Shelf Takedowns shall be made by giving written notice to the Company (the “Demand Shelf Takedown Notice”) at least 15 days prior to the proposed date of such Shelf Takedown. Each Demand Shelf Takedown Notice shall specify the number of Registrable Shares proposed to be sold in the Shelf Takedown.
               (iv) Priority on Shelf Takedowns. If the Shelf Takedown is an underwritten offering and the managing underwriters for such Shelf Takedown advise the Company in writing that in their opinion the number of Registrable Shares and, if permitted hereunder, other securities requested to be included in such Shelf Takedown exceeds the number of Registrable Shares and other securities, if any, which can be sold in such offering without significantly delaying or jeopardizing the success of such offering, including by selling at a price per share within a price range reasonably acceptable to the Holders of a majority of the Registrable Shares requested to be included in the Shelf Takedown, including, if any securities other than Registrable Shares are to be included in such Shelf Takedown, each Principal Stockholder who has requested Registrable Shares that would constitute at least 10% of the Registrable Shares to be included in the Shelf Takedown, the Company shall include in such Shelf Takedown the number of Registrable Shares which can be so sold in the following order of priority: (A) first, the Registrable Shares requested to be included in such Shelf Takedown pursuant to Section 5(c)(ii), pro rata among the respective Holders of such Registrable Shares on the basis of the number of Registrable Shares beneficially owned by each such Holder; and (B) second, all other securities requested to be included in such Shelf Takedown to the extent permitted hereunder.

               (v) Restrictions on Shelf Takedowns. The Company shall not be obligated to effect more than three Shelf Takedowns for any Requesting Holder during any period of 12 consecutive months and shall not be obligated to effect a Shelf Takedown within 90 days after the pricing of any previous underwritten offering by the Company (whether or not on its own behalf).
               (vi) Selection of Underwriters. Except as set forth in this Section 5(b)(vi), the Holders of a majority of the Registrable Shares requested to be included in a Shelf Takedown shall have the right to select the underwriters and managing underwriter (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval (and in the event such Holders control a majority of the Board and the managing underwriter or any other underwriter selected by such Holders is not one of the investment banks listed on Annex II attached hereto (or a successor entity of the applicable investment bank), the other Principal Stockholder’s approval), in each case, which shall not be unreasonably withheld, conditioned or delayed; provided that Popular Securities, Inc. will be notified of the initial organizational meeting for any such registration and, if Popular Securities, Inc. is not selected as the managing underwriter, the Company and the Holders of a majority of the Registrable Shares requested to be included in a Shelf Takedown will consider in good faith including it as a co-lead underwriter or co-lead book-running manager of such registration. If a Principal Stockholder who requested Registrable Shares that would constitute at least 10% of the Registrable Shares to be included in a Shelf Takedown so requests, each Principal Stockholder who has requested Registrable Shares that would constitute at least 10% of the Registrable Shares to be included in such Shelf Takedown shall, acting together, select one co-lead underwriter mutually agreeable to such Principal Stockholders, which (A) shall be one of the investment banks listed on Annex II attached hereto and (B) shall not be an Affiliate of any of such Principal Stockholders (the “ST Selected Underwriter”).
               (vii) Automatic Shelf Registration. Further, upon the Company becoming a Well-Known Seasoned Issuer, the Company shall, as promptly as practicable, register, under an Automatic Shelf Registration Statement, the sale of all of the Registrable Shares in accordance with the terms of this Agreement. The Company shall use its commercially reasonable efforts to file such Automatic Shelf Registration Statement as promptly as practicable, but in no event later than 30 days after it becomes a Well-Known Seasoned Issuer, and to cause such Automatic Shelf Registration Statement to remain effective thereafter (including by filing a new Automatic Shelf Registration Statement prior to the expiration thereof) until there are no longer any Registrable Shares. The Company shall give written notice of filing such Registration Statement to all of the Holders as promptly as practicable thereafter. At any time after the filing of an Automatic Shelf Registration Statement by the Company, if the Company is no longer permitted to use such Automatic Shelf Registration Statement in connection with the issuance of Registrable Shares (the “Determination Date”), (A) within ten days after such Determination Date (or if earlier, the date upon which the Company becomes aware that it is no longer a Well-Known Seasoned Issuer), the Company shall give written notice thereof to all of the Holders and (B) within 30 days after such Determination Date, the Company shall file a Registration Statement on an appropriate form (or a post effective amendment converting the Automatic Shelf Registration Statement to an appropriate form) covering all of the Registrable Shares, and use commercially reasonable efforts to have such Registration Statement declared effective as promptly as practicable (but in no event more than 30 days) after the date the Automatic Shelf Registration Statement is no longer useable by the Holders to sell their Registrable Shares.
          (x) Piggyback Registration.
               (i) Right to Piggyback. Whenever the Company proposes to register any of its Common Shares (other than a registration on Form S-4 or Form S-8, or any successor of either such form, or a registration relating solely to the offer and sale to the Company’s employees pursuant to any employee stock plan or other employee benefit plan arrangement), whether or not following a request by an Initial Requesting Holder or Requesting Holder pursuant to a Demand Registration Notice (a “Piggyback Registration”), or proposes to conduct a Shelf Takedown from an effective Form S-3 Shelf, whether or not following a request by a Requesting Holder pursuant to a Demand Shelf Takedown Notice (together with a Piggyback Registration, a “Piggyback Takedown”), the Company shall give prompt written notice to all Holders of Registrable Shares of its intention to effect such Piggyback Takedown. In the case of a Piggyback Takedown that is a Shelf Takedown, such notice shall be given not less than ten Business Days prior to the expected date of commencement of marketing efforts for such Shelf Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a registration statement that is not a shelf registration statement, such notice shall be given not less than six Business Days prior to the expected date of filing of such registration statement. The Company shall, subject to the provisions of Section 5(c)(ii) and Section 5(c)(iii) below, include in such Piggyback Takedown, as applicable, all Registrable Shares with respect to which the Company has received written requests for inclusion therein within five Business Days after sending the Company’s notice. At least four Business Days prior to the pricing of any Piggyback Takedown, the Company shall cause to be delivered to each Holder of Registrable Shares who requested to include securities in such Piggyback Takedown, an expected range of prices, as determined by the managing underwriters, for such Piggyback Takedown (the “Estimated Pricing Range”). Notwithstanding anything to the contrary contained herein, (A) the Company may determine not to proceed with any Piggyback Takedown upon written notice to the Holders of Registrable Shares requesting to include their Registrable Shares in such Piggyback Takedown, and (B) any Holder of Registrable Shares may withdraw its request for inclusion by giving written notice to the Company of its intention to withdraw such request; provided that, (1) other than in the case of an Initial Demand Registration or a Piggyback Takedown in which the actual pricing is below the lowest price in the Estimated Pricing Range, such withdrawal request must be delivered before the later to occur of (x) the filing of a preliminary prospectus including such Registrable Shares in the proposed offering and (y) two (2) Business Days prior to pricing of the proposed offering; and (2) the withdrawal shall be irrevocable and after making the withdrawal, a Holder shall no longer have any right to include its Registrable Shares in that Piggyback Takedown. For the avoidance of doubt, in the case of an Initial Demand Registration or a Piggyback Takedown in which the actual pricing is below the lowest price in the Estimated Pricing Range a Holder of Registrable Shares may withdraw its request at any time.
               (ii) Priority on Primary Piggyback Takedowns. If a Piggyback Takedown is an underwritten primary registration on behalf of the Company, such registration includes Registrable Shares requested to be included by one or more Holders and the managing underwriters for a Piggyback Takedown advise the Company in writing that in their opinion the number of securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in such offering without significantly delaying or jeopardizing the success of such offering, including by selling at a price per share within a price range reasonably acceptable to the Company, the Company shall include in such Piggyback Takedown the number which can be so sold in the following order of priority: (A) first, the securities the Company proposes to sell; (B) second, the Registrable Shares requested to be included in such Piggyback Takedown (pro rata among the respective Holders of such Registrable Shares on the basis of the number of Registrable Shares beneficially owned by each such Holder); and (C) third, all other securities requested to be included in such Piggyback Takedown.
               (iii) Priority on Secondary Piggyback Takedowns. If (1) a Piggyback Takedown is an underwritten secondary registration on behalf of an Initial Requesting Holder, a Requesting Holder, or other holders of the Company’s securities (“Other Holders”), (2) such registration includes Registrable Shares requested to be included by one or more Holders pursuant to Section 5(c)(i), and (3) the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such Piggyback Takedown exceeds the number of securities that can be sold in such offering without significantly delaying or jeopardizing the success of such offering, including by selling at a price per share within a price range reasonably acceptable to the Holders (including the Other Holders) of a majority of the Registrable Shares and other securities requested to be included in the Piggyback Takedown (and each Principal Stockholder who has requested Registrable Shares that would constitute at least 10% of the Registrable Shares to be included in the Piggyback Takedown), the Company shall include in such registration the number of securities that can be so sold in the following order of priority: (A) first, the Registrable Shares requested to be included in such registration (pro rata among the respective Holders of any such securities and Registrable Shares on the basis of the number of securities and Registrable Shares beneficially owned by each such Holder); (B) second, the securities requested to be included therein by the Other Holders requesting such registration (pro rata among the holders of any such securities on the basis of the number of securities beneficially owned by each such holder); and (C) third, all other securities requested to be included in such registration.
               (iv) Selection of Underwriters. Except as set forth in this Section 5(c)(iv), if any Piggyback Takedown is an underwritten primary offering, the Company will have the sole right to select the underwriters and managing underwriter (which shall consist of one or more reputable nationally recognized investment banks) for such underwritten primary offering. If any Piggyback Takedown is an underwritten secondary offering, the Holders of a majority of the Registrable Shares requested to be included in such Piggyback Takedown shall have the right to select the underwriters and managing underwriter (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval (and in the event such Holders control a majority of the Board and the managing underwriter or any other underwriter selected by such Holders is not one of the investment banks listed on Annex II attached hereto (or a successor entity of the applicable investment bank), the other Principal Stockholder’s approval), in each case, which shall not be unreasonably withheld, conditioned or delayed; provided that Popular Securities, Inc. will be notified of the initial organizational meeting for any such registration and, Popular Securities, Inc. is not selected as the managing underwriter, the Company and the Holders of a majority of the Registrable Shares requested to be included in a Piggyback Takedown will consider in good faith including it as a co-lead underwriter or co-lead book-running manager of such registration. If a Principal Stockholder who requested Registrable Shares that would constitute at least 10% of the Registrable Shares to be included in a Piggyback Takedown so requests, each Principal Stockholder who has requested Registrable Shares that would constitute at least 10% of the Registrable Shares to be included in such Piggyback Takedown shall, acting together, select one co-lead underwriter mutually agreeable to such Principal Stockholders, which (A) shall be one of the investment banks listed on Annex II attached hereto and (B) shall not be an Affiliate of any of such Principal Stockholders (the “PT Selected Underwriter”, and any of the DR Selected Underwriter, the ST Selected Underwriter or the PT Selected Underwriter, the “Selected Underwriter”).
          (y) Holdback Agreement.
               (i) Holders of Registrable Securities. In connection with an underwritten public offering of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, by the Company for its own account or on behalf of any Holder or Other Holders (including pursuant to any Shelf Takedown), if requested by the managing underwriters in connection with such underwritten offering, no Holder who is a Management Holder or who beneficially owns 5% or more of the outstanding Common Shares shall effect any sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, without prior written consent from the underwriters managing the underwritten public equity offering by the Company during a period beginning up to seven days prior to and ending up to 90 days from and including the date of pricing as reasonably requested by the underwriters managing the underwritten public equity offering (including pursuant to any Shelf Takedown) (or 180 days in the case of the Initial Public Offering) (the “Lock-Up Period”); provided that (A) the foregoing shall not apply to any Common Shares that are offered for sale as part of the underwritten public equity offering, (B) such Lock-Up Period shall be no longer than the lock-up period applicable on substantially similar terms to the Company and the executive officers and directors of the Company and (C) such Lock-Up Period shall be subject to customary exceptions and not commence unless the Company notifies the Holders in writing prior to the commencement of the Lock-Up Period; provided further, that nothing herein shall prevent any Holder that is a partnership or corporation from making a distribution of Registrable Shares to the partners or stockholders thereof or a Transfer of Registrable Shares to an Affiliate that is otherwise in compliance with the applicable securities laws. Each Holder agrees to execute a lock-up agreement in favor of the Company’s underwriters to such effect and, in any event, that the Company’s underwriters in any underwritten public offering of equity securities shall be third-party beneficiaries of this Section 5(d). Any discretionary waiver or termination of the requirements of this Section 5(d) made by the managing underwriters in connection with an underwritten offering shall apply to each Holder subject to this Section 5(d) on a pro rata basis in accordance with the Proportionate Percentages (assuming for purposes of this calculation the full conversion of all Class B Shares into Class A Shares) of such Holders immediately prior to such offering, except, if (i) a Principal Stockholder has the right to request the selection of a Selected Underwriter with respect to such underwritten offering and has made a request for such selection, (ii) the Selected Underwriter has been selected pursuant to such request and (iii) agrees that (A) a pro rata waiver or termination of requirements would not be commercially reasonable and (B) that the proposed waiver or termination of requirements is as close to pro rata as would be commercially feasible. The provisions of this Section 5(d) will no longer apply to a Holder if

(x) such Holder ceases to hold any Registrable Shares or (y) such Holder beneficially owns less than 5% of the outstanding Common Shares or ceases to be a Management Holder, as applicable.
               (ii) The Company. In connection with any underwritten public equity offering (including pursuant to any Demand Registration, Piggyback Takedown or Shelf Takedown), if requested by the managing underwriters in connection with such underwritten offering, the Company shall not affect any sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-8 or Form S-4 (or any successor to such forms) under the Securities Act), during a period beginning up to seven days prior to and ending up to 90 days from and including the date of pricing of such underwritten public equity offering as reasonably requested by the underwriters managing the underwritten public equity offering (or 180 days in the case of the Initial Public Offering); provided that the foregoing shall not apply to any securities that are offered for sale as part of the underwritten public equity offering; provided, further, that nothing herein will prevent the Company from (A) issuing securities upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on such date, or (B) granting securities pursuant to employee benefit plans in effect on such date.
          (z) Company Undertakings. Whenever Registrable Shares are registered pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Shares as soon as reasonably practicable in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as reasonably practicable:
               (i) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, at the Company’s expense, furnish to the Holders whose securities are covered by the Registration Statement no less than three Business Days prior to filing copies of all such documents, other than documents that are incorporated by reference, proposed to be filed and such other documents reasonably requested by such Holders, which documents shall be subject to the review and comment of the Counsel to such Holders;
               (ii) notify each Holder of Registrable Shares of the effectiveness of each Registration Statement and prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period ending on the date on which all Registrable Shares have been sold under such Registration Statement or have otherwise ceased to be Registrable Shares, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;
               (iii) furnish to each seller of Registrable Shares, and the managing underwriters, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433(h) under the Securities

Act)), all exhibits and other documents filed therewith and such other documents as such seller or such managing underwriters may reasonably request including in order to facilitate the disposition of the Registrable Shares owned by such seller, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental authority relating to such offer;
               (iv) use its commercially reasonable efforts (A) to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, (B) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (C) to do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller (provided that the Company shall not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction);
               (v) notify each seller of such Registrable Shares, Counsel to the Holders and the managing underwriters: (A) at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act, (1) upon discovery that, or upon the happening of any event as a result of which, such Registration Statement, or the Prospectus or Free Writing Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or the Prospectus or Free Writing Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, Free Writing Prospectus or document, and, at the request of any such seller and subject to Section 5(d)(i) hereof, the Company shall promptly prepare a supplement or amendment to such Prospectus or Free Writing Prospectus, furnish a reasonable number of copies of such supplement or amendment to each seller of such Registrable Shares, Counsel to the Holders and the managing underwriters and file such supplement or amendment with the Commission so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus or Free Writing Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (2) as soon as the Company becomes aware of any comments or inquiries by the Commission or any requests by the Commission or any federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or Free Writing Prospectus covering Registrable Shares or for additional information relating thereto, (3) as soon as the Company becomes aware of the issuance or threatened issuance by the Commission of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Shares or (4) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Share for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (B) when each Registration Statement or any amendment thereto has been filed with the Commission and when each Registration Statement or the related Prospectus or Free Writing Prospectus or any Prospectus supplement or any post effective amendment thereto has become effective;

               (vi) use its commercially reasonable efforts to cause all such Registrable Shares (A) if the Common Shares are then listed on a securities exchange or included for quotation in a recognized trading market, to be so listed or included, (B) if the Common Shares are not then listed on a securities exchange or included for quotation in a recognized trading market, to, as promptly as practicable, and in no event later than the effective date of the Form S-3 Shelf filed pursuant to Section 5(b), be listed on NYSE or another national securities exchange, and (C) to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of the Registrable Shares;
               (vii) provide and cause to be maintained a transfer agent and registrar for all such Registrable Shares from and after the effective date of the applicable Registration Statement;
               (viii) enter into and perform under such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and provisions with respect to indemnification and contribution) and take all such other actions as the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Shares (including effecting a stock split, a combination of shares, or other recapitalization) and provide reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and analyst or investor presentations and such other selling or other informational meetings organized by the underwriters, if any; provided that the Company shall have no obligation to participate in in-person “road shows” in connection with any Shelf Takedown in which the total offering price of the Registrable Shares to be sold therein is less than $50 million;
               (ix) for a reasonable period prior to the filing of any Registration Statement or the commencement of marketing efforts for a Shelf Takedown, as applicable, pursuant to this Agreement, make available for inspection and copying by any Holder of Registrable Shares, Counsel to the Holders, any underwriter participating in any disposition pursuant to such Registration Statement or Shelf Takedown, as applicable, and any other attorney retained by any such Holder or underwriter, all financial and other records and pertinent corporate documents of the Company, and cause the Company’s officers, directors and employees and use commercially reasonable efforts to cause the Company’s independent accountants to supply all information and participate in any due diligence sessions reasonably requested by any such Holder, underwriter or attorney in connection with such Registration Statement or Shelf Takedown, as applicable, provided that recipients of such financial and other records and pertinent corporate documents agree in writing to keep the confidentiality thereof pursuant to a written agreement reasonably acceptable to the Company and the applicable underwriter (which shall contain customary exceptions thereto), provided, further, that unless the disclosure of such records and documents is necessary to avoid or correct a misstatement or omission in any such Registration Statement or associated Prospectus (in each case including any amendment or supplement thereto) or otherwise to comply with federal securities laws or the release of such records and documents is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this Section 5(e)(ix) if the Company believes, based on the advice of outside counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information;
               (x) permit any Holder of Registrable Shares that beneficially owns at least 5% of the Common Shares then outstanding, Counsel to the Holders, any underwriter participating in any disposition pursuant to a Registration Statement, and any other attorney retained by such Holder of Registrable Shares or underwriter, to participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement and any Prospectus supplement thereto, if applicable;
               (xi) in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Common Shares included in such Registration Statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to (A) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (B) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or Free Writing Prospectus or suspending qualification of any Registrable Shares included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;
               (xii) if requested in connection with any underwritten offering, obtain and furnish to the underwriters and each such Holder of Registrable Shares including Registrable Shares in such offering a signed counterpart of (A) a cold comfort letter from the Company’s independent public accountants and any other accountants responsible for the audit and review of any financial statements included in the Registration Statement, and a bring-down thereof, and (B) a legal opinion of counsel to the Company addressed to the relevant underwriters and/or such Holders of Registrable Shares, in each case delivered at the customary times and in customary form and covering such matters of the type customarily covered by such letters as the managing underwriters and/or Holders of a majority of the Registrable Shares included in such offering reasonably request;
               (xiii) with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Shares be sold “by means of” (as defined in Rule 159A(b) under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of a majority of the Holders of the Registrable Shares that are being sold pursuant to such Free Writing Prospectus, which Free Writing Prospectuses or other materials shall be subject to the review of Counsel to the Holders; provided, however, the Company shall not be responsible or liable for any breach by a Holder that has not obtained the prior written consent of the Company to use such Free Writing Prospectus;
               (xiv) provide a CUSIP number for the Registrable Shares prior to the effective date of the first Registration Statement including Registrable Shares;
               (xv) promptly notify in writing the Holders and the managing underwriters of the securities being sold, (A) when such Registration Statement or related Prospectus or Free Writing Prospectus or any Prospectus amendment or supplement or post effective amendment has been filed, and, with respect to any such Registration Statement or any post effective amendment, when the same has become effective and (B) of any written comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto;
               (xvi) (A) prepare and file with the Commission such amendments and supplements to each Registration Statement as may be necessary to comply with the provisions of the Securities Act, including post effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder, and if applicable, file any Registration Statements pursuant to Rule 462(b) under the Securities Act; (B) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; (C) comply with the provisions of the Securities Act and the Exchange Act and any applicable securities exchange or other recognized trading market with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; and (D) provide additional information related to each Registration Statement as requested by, and obtain any required approval necessary from, the Commission or any federal or state governmental authority;
               (xvii) cooperate with each Holder of Registrable Shares and each underwriter participating in the disposition of such Registrable Shares and underwriters’ counsel in connection with any filings required to be made with FINRA;
               (xviii) within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby);
               (xix) if requested by any participating Holder of Registrable Shares or the managing underwriters, promptly include in a Prospectus supplement or amendment such information as the Holder or managing underwriters may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such Prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;
               (xx) in the case of certificated Registrable Shares, cooperate with the participating Holders of Registrable Shares and the managing underwriters to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Shares to be sold after receiving written representations from each participating Holder that the Registrable Shares represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Shares to be in such denominations and registered in such names as the Holders or managing underwriters may reasonably request at least two Business Days prior to any sale of Registrable Shares;
               (xxi) make generally available to its security holders a consolidated earnings statement (which need not be audited) for a period of 12 months beginning after the effective date of the Registration Statement that satisfies the requirements of an earnings statement under Section 11(a) of the Securities Act and Rule 158 thereunder, which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act; and
               (xxii) use its commercially reasonable efforts to take all other actions necessary to effect the registration and sale of the Registrable Shares contemplated hereby.
          (aa) Additional Undertakings.
               (i) The Company shall ensure that (A) no Registration Statement (including any amendment or supplement thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and (ii) no Prospectus (including any amendment or supplement thereto) shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except for any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of any Holder or any underwriter or other distributor specifically for use therein.
               (ii) The Company may prepare and deliver an “issuer free-writing prospectus” as such term is defined in Rule 405 under the Securities Act, in lieu of any supplement to a Prospectus. Neither any Holder nor any underwriter or distributor of Registrable Shares may use a free-writing prospectus to offer or sell any such shares without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.
               (iii) It is understood and agreed that any failure of the Company to file a Registration Statement or any amendment or supplement thereto or to cause any such document to become or remain effective or usable within or for any particular period of time as provided in this Agreement, due to reasons that are not reasonably within its control, or due to any refusal of the Commission to permit a Registration Statement or Prospectus to become or remain effective or to be used because of unresolved Commission comments thereon (or on any documents incorporated therein by reference) despite the Company’s good faith and diligent efforts to resolve those comments, shall not be a breach of this Agreement. However, neither shall any such failure relieve the Company of its obligations hereunder to remedy such failure.
          (bb) Expenses. All Registration Expenses shall be borne by the Company. For the avoidance of doubt, subject to the proviso in Section 5(a)(v) of this Agreement, all Registration Expenses in connection with any registration initiated as a Demand Registration shall be borne by the Company regardless of whether or not such registration has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations pursuant to Section 5(a)(v) of this Agreement. All Selling Expenses relating to Registrable Shares registered shall be borne by the selling Holders of such Registrable Shares pro rata on the basis of the number of Registrable Shares sold. Notwithstanding anything to the contrary herein, if the Company shall not register any securities with respect to which it had given written notice to Holders of its intention to register, all out-of-pocket expenses incurred by such requesting Holders in connection with such registration (other than the fees, disbursements and other charges of counsel other than the Counsel to the Holders) shall be deemed to be Registration Expenses.
          (cc) Indemnification.
               (i) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder of Registrable Shares, the Affiliates, directors, officers, employees, members, managers and agents of each such Holder and each Person who Controls any such Holder within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable Law, from and against any and all losses, claims, damages, liabilities and expenses to which they or any of them may become subject insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state or foreign securities law, or any rule or regulation promulgated under of the foregoing laws, relating to the offer or sale of the Registrable Shares, and in any such case, the Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such loss, claim, damage, liability, action or investigation (whether or not the indemnified party is a party to any proceeding); provided, however, that the Company will not be liable to a Holder to the extent that any such loss, claim, damage, liability or expense (1) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to such Holder furnished to the Company by or on behalf of any such Holder specifically for inclusion therein or (2) is caused by such Holder’s failure to deliver to such Holder’s immediate purchaser a copy of the Registration Statement or Prospectus (in each case including any amendments or supplements to thereto) if such documents are required to be delivered under applicable Law. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
               (ii) Indemnification by the Holders. Each Holder severally (and not jointly) agrees to indemnify and hold harmless the Company and each of its Affiliates, directors, employees, members, managers and agents and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable Law, from and against any and all losses, claims, damages or liabilities to which they or any of them may become subject insofar as such losses, claims, damages or liabilities (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or in the Disclosure Package or any Holder Free Writing Prospectus, preliminary, final or summary Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission is contained in or arises from any written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion therein or (2) are caused by such Holder’s failure to deliver to such Holder’s immediate purchaser a copy of the Registration Statement or Prospectus (in each case including any amendments or supplements to thereto) if such documents are required to be delivered under applicable Law; provided, however, that the total amount to be indemnified by such Holder pursuant to this Section 5(h)(ii) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Holder in the offering to which such Registration Statement or Prospectus relates; provided, further, that a Holder shall not be liable in any case to the extent that prior to the filing of any such Registration Statement or Disclosure Package, or any amendment thereof or supplement thereto, such Holder has furnished in writing to the Company, information expressly for use in, and within a reasonable period of time prior to the effectiveness of such Registration Statement or Disclosure Package, or any amendment thereof or supplement thereto, which corrected or made not misleading information previously provided to the Company. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.
               (iii) Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under this Section 5(h) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5(h), notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (A) will not relieve it from liability under Section 5(h)(i) or Section 5(h)(ii) above unless and to the extent such action and such failure results in material prejudice to the indemnifying party and forfeiture by the indemnifying party of substantial rights and defenses; and (B) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 5(h)(i) or Section 5(h)(ii) above. The indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, except as provided in the next sentence, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s rights set forth in the prior sentence, the indemnified party shall have the right to employ its own counsel (and one local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if: (1) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual or potential conflict of interest; (2) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (3) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (4) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties. Notwithstanding the limitations set forth in the prior sentence, an indemnified party shall have the right to employ its own counsel (and one local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if: (1) the use of one counsel for all indemnified parties to represent such indemnified party would present such counsel with an actual or potential conflict of interest; (2) the actual or potential defendants in, or targets of, any such action include multiple indemnified parties and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the other indemnified parties; or (3) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party shall not be liable under this Section 5(h) to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement or compromise unless such settlement or compromise (x) includes as an unconditional term thereof the giving by the claimant or plaintiff therein, to such indemnified party, of a full and final release from all liability in respect to such claim or litigation and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such indemnified party.
               (iv) The provisions of this Section 5(h) will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder of Registrable Shares or the Company or any of the officers, directors or Controlling Persons referred to in this Section 5(h) hereof, and will survive the Transfer of Registrable Shares.
          (dd) Contribution.
               (i) In the event that the indemnity provided in Section 5(h) above is unavailable to or insufficient to hold harmless (other than as a result of the limitations set forth in Section 5(h)) an indemnified party for any reason against any losses, claims, damages or liabilities arise out of or are based upon any matters for which such indemnified party is entitled to indemnification in accordance with the terms of Section 5(h), then each applicable indemnifying party agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating, preparing or defending same) (collectively, “Losses”) to which such indemnifying party may be subject in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and by the indemnified party on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof). If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable Law, then each indemnifying party shall contribute to such Losses paid or payable by such indemnified party for which such indemnified party is entitled to indemnification by such indemnifying party in accordance with the terms of Section 5(h) in such proportion as is appropriate to reflect the relative benefits received by the parties as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
               (ii) The parties agree that it would not be just and equitable if contribution pursuant to this Section 5(i) were determined by pro rata allocation (even if the Holders of Registrable Shares or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5(i). The amount paid or payable by an indemnified party as a result of the Losses (or actions in respect thereof) referred to above in this Section 5(i) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action or claim.
               (iii) Notwithstanding the provisions of this Section 5(i), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
               (iv) For purposes of this Section 5(i), each Person who Controls any Holder of Registrable Shares, agent or underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of any such Holder, agent or underwriter shall have the same rights to contribution as such Holder, agent or underwriter, and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 5(i).
               (v) The provisions of this Section 5(i) will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder of Registrable Shares or the Company or any of the officers, directors or Controlling Persons referred to in this Section 5(i) hereof, and will survive the Transfer of Registrable Shares.
          (ee) Rule 144 and Rule 144A; Other Exemptions. With a view to making available to the Holders the benefits of Rule 144 and Rule 144A under the Securities Act and other rules and regulations of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration (but only in compliance with this Agreement), the Company covenants that it will (i) file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and (ii) take such further action as each Holder may reasonably request (including, but not limited to, providing any information necessary to comply with Rule 144 and Rule 144A under the Securities Act, if available with respect to resales of the Registrable Shares under the Securities Act), at all times from and after the date which is 90 days following the Initial Public Offering, all to the extent required from time to time to enable such Holder to sell Registrable Shares in compliance with this Agreement without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A under the Securities Act (if available with respect to resales of the Registrable Shares) under the Securities Act, as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the Commission. Upon the written request of a Holder, the Company shall deliver to the Holder a written statement as to whether it has complied with such requirements, and, if not, the specific reasons for non-compliance.
          (ff) Private Placement. Except for Section 4 and Section 5(d), the Company agrees that nothing in this Agreement shall prohibit the Holders, at any time and from time to time, from selling or otherwise transferring Registrable Shares pursuant to a private placement or other transaction which is not registered pursuant to the Securities Act. To the extent requested by a Holder, the Company shall take all reasonable steps necessary to assist and cooperate with such Holder to facilitate such sale or transfer, including providing due diligence access to potential purchasers, and entering into a private placement agreement containing customary representations and warranties, indemnifications, opinions and other typical closing conditions.
          (gg) Other Registration Rights.
               (i) The Company represents and warrants that, except as set forth in this Agreement, the Company is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any equity securities of the Company.
               (ii) From and after the date of this Agreement until the Holders shall no longer hold any Registrable Shares, the Company shall not, without the prior written consent of the holders of a majority of the Registrable Shares beneficially owned by the Principal Stockholders and their Affiliates, enter into any agreement with any holder or prospective holder of any equity securities of the Company giving such holder or prospective holder demand or incidental registration rights containing cut-back provisions that are by their terms not subordinate to the registration rights granted in this Agreement.
          (hh) Underwriter Cutback. Notwithstanding anything to the contrary set forth in this Section 5, if the managing underwriters for an underwritten offering advise the Company in writing that their opinion that the inclusion of all Registrable Shares proposed to be included in any registration by any Holder would significantly jeopardize the success of such offering (including selling at a price per share that is an unreasonable discount to the price that could be achieved taking into account any prices quoted on any national securities exchange, if applicable, for the Registrable Shares), then the number of such Registrable Shares proposed to be included in such registration by each Holder shall be reduced to such lower number of Registrable Shares that the managing underwriters advise such Holder may sell; provided, however, that any such reduction shall be done on a pro rata basis in accordance with the Proportionate Percentages (assuming for the purposes of this calculation the full conversion of all Class B Shares into Class A Shares) of such Holders immediately prior to such offering, except, if (i) a Principal

Stockholder has the right to request the selection of a Selected Underwriter with respect to such underwritten offering and has made a request for such selection, (ii) a Selected Underwriter has been selected pursuant to such request and (iii) such Selected Underwriter agrees that (A) such pro rata reduction would significantly jeopardize the success of such offering (including selling at a price per share that is an unreasonable discount to the price that could be achieved taking into account any prices quoted on any national securities exchange, if applicable, for the Registrable Shares) and (B) that the proposed reduction is as close to pro rata as is feasible without significantly jeopardizing the success of such offering (including selling at a price per share that is an unreasonable discount to the price that could be achieved taking into account any prices quoted on any national securities exchange, if applicable, for the Registrable Shares).
          (ii) Termination. The obligations of any Holder and of the Company with respect to such Holder, other than those obligations contained in Section 5(h) and Section 5(i), shall terminate as soon as both such Holder no longer holds any Registrable Shares.
     Preemptive Rights.
          (jj) General.
               (i) If the Company or any of its Subsidiaries proposes to issue or incur, as applicable, any (A) equity securities, (B) debt securities or other Indebtedness, (C) securities convertible into or exercisable or exchangeable for equity or debt securities or Indebtedness or (D) other securities, other than Excluded Securities (the “Offered Securities”), the Company shall deliver to each Principal Stockholder and its applicable Partial Rights Transferees a written notice (which notice shall state the number or amount of the Offered Securities proposed to be issued, the purchase price therefor and any other material terms or conditions of the proposed Offered Securities and of their issuance or incurrence, as applicable, including any linked or grouped securities which comprise Offered Securities) of such issuance or incurrence, as applicable (the “Preemptive Offer Notice”) at least ten Business Days prior to the date of the proposed issuance (the period beginning on the date that the Preemptive Offer Notice is delivered to the Principal Stockholders and applicable Partial Rights Transferees and the date that is ten Business Days following such date being the “Preemptive Offer Period”).
               (ii) Each Principal Stockholder and applicable Partial Rights Transferees shall have the option, exercisable at any time during the Preemptive Offer Period by delivering a written notice to the Company (a “Preemptive Offer Acceptance Notice”), (A) to subscribe for the number or amount of such Offered Securities up to its Proportionate Percentage (excluding for the purposes of this calculation Common Shares beneficially owned by Holders who are not Principal Stockholders or their applicable Partial Rights Transferees) of the total number or amount of Offered Securities proposed to be issued and (B) in the case of Offered Securities that are not debt securities or other Indebtedness, to offer to subscribe for up to its Proportionate Percentage (excluding for the purposes of this calculation Common Shares beneficially owned by Holders who are not Subscribing Preemptive Rights Holders) of the Offered Securities not subscribed for by the other Principal Stockholders or their applicable Partial Rights Transferees (as further described below). In the case of Offered Securities that are not debt securities or other Indebtedness, any Offered Securities not subscribed for by a Principal Stockholder or applicable Partial Rights Transferees shall be deemed to be re-offered to and accepted by each of the other Principal Stockholders and applicable Partial Rights Transferees that has exercised its option specified in clause (B) of the immediately preceding sentence (each a “Subscribing Preemptive Rights Holder”), with respect to the lesser of (x) the amount specified in such Subscribing Preemptive Rights Holder’s Preemptive Offer Acceptance Notice and (y) an amount equal to the Offered Securities not subscribed for by the Principal Stockholders and applicable Partial Rights Transferees who are not Subscribing Preemptive Rights Holders. Such deemed re-offer and acceptance procedures described in the immediately preceding sentence shall be deemed to be repeated until either (1) all of the Offered Securities are accepted by the Principal Stockholders and applicable Partial Rights Transferees or (2) no Principal Stockholders or applicable Partial Rights Transferees desire to subscribe for more Offered Securities. The Company shall notify each Subscribing Preemptive Rights Holder within five Business Days following the expiration of the Preemptive Offer Period of the number or amount of Offered Securities which such Subscribing Preemptive Rights Holder has subscribed to purchase.
               (iii) If Preemptive Offer Acceptance Notices are not given by the Principal Stockholders and applicable Partial Rights Transferees for all the Offered Securities, the Company or its Subsidiary, as applicable, may issue the part of such Offered Securities as to which Preemptive Offer Acceptances Notices have not been given by the Principal Stockholders and their applicable Partial Rights Transferees (the “Refused Securities”) to any other Person (a “New Investor”) in accordance with the terms and conditions set forth in the Preemptive Offer Notice. Any Refused Securities not purchased by one or more New Investors in accordance with this Section 6(a) within 60 days after the expiration of the Preemptive Offer Period may not be sold or otherwise disposed of until they are again offered to the Principal Stockholders under the procedures specified in this Section 6(a).
               (iv) For the avoidance of doubt, neither the Principal Stockholders nor their applicable Partial Rights Transferees shall be required to make any additional capital contributions to the Company or any of its Subsidiaries.
          (kk) Excluded Securities. The rights under this Section 6 shall not apply to the following securities issued by the Company or any of its Subsidiaries at any time in compliance with this Agreement (the “Excluded Securities”):
               (i) Class A Shares issued upon the conversion of any Class B Shares in accordance with the terms thereof;
               (ii) non-voting securities of the Company, including any options, warrants or other securities convertible into or exercisable or exchangeable for any such non-voting securities, issued pursuant to the Management Long-Term Compensation Plan, in an aggregate amount (inclusive of any such securities that have been converted into, exercised or exchanged for voting securities) at any time outstanding not to exceed 7.5% (on an as-converted, exercised or exchanged basis) of the Company’s outstanding Common Shares as of the date hereof (taking into account any stock dividends or distributions, stock splits, reclassifications, recapitalizations or other subdivisions or combinations of such Common Shares);
               (iii) Common Shares issued as a dividend on Common Shares or upon any stock split;

               (iv) securities issued in connection with a consolidation, merger, purchase of all or substantially all of the assets or similar transaction involving the Company, or any of its Subsidiaries, and a business entity that is not an Affiliate (disregarding clauses (i)(y) and (ii) of the definition of such term) of the Company or one of the Principal Stockholders, in each case to the extent that such transaction is conducted in compliance with this Agreement;
               (v) with the approval of a majority of the Board and, for so long as any Principal Stockholder’s Proportionate Percentage is at least 5%, the approval of at least one Director nominated by such Principal Stockholder (to the extent such Principal Stockholder has the right to nominate a Director pursuant to Section 2 hereof), securities issued as an equity kicker to one or more Persons to whom the Company or one or more of its Subsidiaries is becoming Indebted in connection with the incurrence of such Indebtedness by the Company or any of its Subsidiaries, provided that such incurrence otherwise occurs in compliance with this Agreement, provided that (A) to the extent any Principal Stockholder or Partial Rights Transferee exercises its Preemptive Rights to such Indebtedness, it shall be entitled to Preemptive Rights pursuant to this Section 6 (without respect to this Section 6(b)(v)) with respect to such securities issued as an equity kicker, and (B) the effect of such issuance does not discriminate against any Principal Stockholder (including by having a different adverse impact on any Principal Stockholder based on such Principal Stockholder’s identity or any of its attributes);
               (vi) with the approval of a majority of the Board and, for so long as any Principal Stockholder’s Proportionate Percentage is at least 5%, the approval of at least one Director nominated by such Principal Stockholder (to the extent such Principal Stockholder has the right to nominate a Director pursuant to Section 2 hereof), and to the extent that the Company concludes that an issuance is appropriate and desirable and in order to further the business relationship with a customer of the Company or one of its Subsidiaries, Common Shares issued on customary terms to such customer, provided that such customer is not an Affiliate (disregarding clauses (i)(y) and (ii) of the definition of such term) of the Company or one of the Principal Stockholders, provided further that the effect of such issuance does not discriminate against any Principal Stockholder (including by having a different adverse impact on any Principal Stockholder based on such Principal Stockholder’s identity or any of its attributes);
               (vii) securities issued by a Subsidiary of the Company to the Company or another Subsidiary of the Company; and
               (viii) securities issued upon the exercise, conversion or exchange of any options, warrants or any other derivative securities of the Company or any of its Subsidiaries issued in compliance with (or not otherwise in violation of) this Section 6.
          (ll) Termination. The rights set forth in this Section 6 shall terminate immediately prior to the consummation of a Qualified Public Offering.
          (mm) Treasury Stock. For the avoidance of doubt, the Transfer (other than to a wholly owned Subsidiary of the Company) by the Company or any of its Subsidiaries of any security issued by the Company or such Subsidiaries, as applicable, shall be deemed to be an issuance of such security by the Company or such Subsidiary for the purposes of this Agreement.

          (nn) Certain Debt Issuances. Notwithstanding anything to the contrary set forth in this Section 6, if the managing underwriters for an offering of debt securities or the lead arrangers for issuances of bank or other Indebtedness by the Company or any of its Subsidiaries advise the Company in writing that in their opinion the availability of Preemptive Rights to the Principal Stockholders and their Partial Rights Transferees would significantly jeopardize the success of such offering or debt raising (including by adversely affecting the terms on which such debt securities or Indebtedness could be issued or incurred, as applicable), then the Company shall provide notice of such opinion in the Preemptive Rights Notice and no Principal Stockholder or Partial Rights Transferee shall have any such Preemptive Rights pursuant to Section 6(a) with respect to such offering or incurrence of debt securities or Indebtedness; provided, however that the Principal Stockholders may participate in such offering or debt raising to the extent permitted under Section 8(f) hereunder.
     Representations and Warranties.
          (oo) Representations and Warranties of the Holders. Each Holder, as to itself and not jointly, hereby represents and warrants to the Company as of the date hereof that:
               (i) Organization. If such Holder is an entity, such Holder is duly formed, validly existing, and in good standing under the Laws of the jurisdiction of its creation, formation or organization and there is no pending or, to the knowledge of such Holder, threatened action for the dissolution, liquidation, insolvency, or rehabilitation of such Holder.
               (ii) Authority. Such Holder has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery, and performance by such Holder of this Agreement has been duly authorized by all necessary action of such Holder; and this Agreement has been duly executed and delivered by such Holder and is the legal, valid and binding obligation of such Holder enforceable against such Holder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership, conservatorship, reorganization, liquidation, moratorium, or similar events affecting such Stockholder or its assets, or by general principles of equity.
               (iii) No Consents; No Violations. (A) No authorization, approval or other action by, and no notice to or filing with, any governmental, regulatory or legal authority or any other Person is required for the due execution, delivery, and performance by such Holder of this Agreement (other than (x) such as has been obtained, given, effected or taken prior to the date hereof, (y) consents, authorizations, approvals or filings required to be obtained or made by, or notices given to, any regulatory authority having jurisdiction over the Company, as to which such Holder makes no representations or warranties and (z) routine filings that are informational in nature and made in the ordinary course of business); and (B) the execution, delivery, and performance of this Agreement and the performance by such Holder of its obligations hereunder do not and will not result in any breach, violation or contravention of (1) if such Holder is an entity, such Holder’s organizational documents, (2) any Law of any Governmental Entity applicable to such Holder, (3) any order, writ, injunction, judgment, decree or award of any court, arbitrator, or governmental or regulatory authority to which such Holder or any of its properties is subject or (4) any mortgage, contract, agreement, deed of trust, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which such Holder is a party or by which any of its properties is bound, except for breaches, violations and contraventions, if any, as would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business, properties or assets of such Holder.
               (iv) Investment Related Representations and Warranties.
                    (A) Such Holder is acquiring the Common Shares for his own account, for investment and not with a view to the distribution thereof or any interest therein in violation of the Securities Act or applicable securities Laws.
                    (B) Such Holder understands that (1) the Common Shares have not been registered under the Securities Act or under any state securities Laws, and are being offered and sold in reliance under federal and state exemptions for transactions not involving a public offering and (2) the Common Shares must be held by such Holder indefinitely unless a subsequent Transfer thereof is registered under the Securities Act and applicable Law or is exempt from such registration.
                    (C) Such Holder further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Holder) depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales of the Common Shares acquired hereunder in limited amounts. Such Holder further understands that the Holder has no right to compel the Company to disclose any information for purposes of complying with Rule 144.
                    (D) Such Holder (1) is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act or National Instrument 45-106 Prospectus and Registration Exemptions, as applicable) or (2) has a preexisting personal or business relationship with the Company, its Subsidiaries or certain members of the Board or officers of the Company which is of a nature and duration sufficient to make such Holder aware of the character, business acumen and general business and financial circumstances of the Company, its Subsidiaries, and/or such members of the Board or officers of the Company, if any.
                    (E) The Company has made available to such Holder or its representatives all agreements, documents, records and books that such Holder has requested relating to an investment in the Common Shares being acquired by the Holder. Such Holder has had an opportunity to ask questions of, and receive answers from, Persons acting on behalf of the Company, concerning the terms and conditions of this investment, and answers have been provided to all of such questions to the full satisfaction of such Holder. Such Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of the investment in the Common Shares and to suffer a complete loss of such investment.
                    (F) Such Holder has no need for liquidity in its investment in the Common Shares. Such Holder can bear the economic risk of investment in the Common Shares and has such knowledge and experience in financial or business matters to be capable of evaluating the merits and risks of the investment in the Common Shares. Such Holder has consulted with its professional, tax and legal advisors with respect to the federal, state, local and foreign income tax consequences of such Holder’s participation as a Holder of the Company.
                         (G) Such Holder understands that there is no public market for the Common Shares and that the transferability of the Common Shares is restricted.
          (pp) Representations and Warranties of the Company. The Company hereby represents and warrants to the Holders as of the date hereof that:
               (i) Organization. The Company is a corporation validly existing and in good standing under the laws of the Commonwealth.
               (ii) Authority. The Company has the power and authority to carry on its business as now conducted, to own or hold under lease its properties, and to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery, and performance by the Company of this Agreement has been duly authorized by all necessary action; and this Agreement has been duly executed and delivered by the Company and is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership, conservatorship, reorganization, liquidation, moratorium, or similar events affecting the Company or its assets, or by general principles of equity.
               (iii) No Consents; No Violations. (A) No authorization, approval or other action by, and no notice to or filing with, any governmental, regulatory or legal authority or any other Person is required for the due execution, delivery, and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby other than such as has been obtained, given, effected or taken prior to the date hereof; and (B) the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in any breach, violation or contravention of (1) the Certificate of Incorporation or the Company By-Laws, (2) any law, rule or regulation of any Governmental Entity applicable to the Company, (3) any order, writ, injunction, judgment, decree or award of any court, arbitrator, or governmental or regulatory authority to which the Company or any of its properties is subject or (4) any mortgage, contract, agreement, deed of trust, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which the Company is a party or by which any of its properties is bound.
     Additional Agreements.
          (qq) Information Rights. For so long as any Principal Stockholder’s or its applicable Partial Rights Transferee’s Proportionate Percentage is 1% or more, the Company shall furnish to such Principal Stockholder:
               (i) Annual Financial Reports. (A) As soon as available, but in no event later than 30 days after the end of each fiscal year, unaudited consolidated financial statements of the Company and its Subsidiaries, for the immediately preceding fiscal year, and (B) as soon as available, but in no event later than 90 days after the end of each fiscal year, audited consolidated financial statements of the Company and its Subsidiaries, in each of clauses

(A) and (B) including a consolidated balance sheet as of the end of such fiscal year, a consolidated statement of income and a consolidated statement of cash flows for such year, in each case setting forth in comparative form the figures from the Company’s previous fiscal year, all prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied (with the exception of footnotes in the case of clause (A)) and, in the case of clause (A), to be accompanied by a certification of the principal financial or accounting officer of the Company as to the conformity of the financial statements with this Section 8(a)(i), and, in the case of clause (B), audited by a nationally recognized independent certified public accounting firm selected by the Board. Audited financial statements shall also be accompanied by a narrative discussion in writing comparing the results of operations of the current fiscal year and the previous fiscal year, which discussion shall be prepared by the Company’s management.
               (ii) Quarterly Financial Reports. As soon as available, but in no event later than 30 days after the end of each fiscal quarter, unaudited consolidated financial statements of the Company and its Subsidiaries, including a consolidated balance sheet as of the end of such fiscal quarter, a consolidated statement of income and a consolidated statement of cash flows for such quarter and the current fiscal year to date, in each case setting forth in comparative form the figures from the corresponding periods of the previous fiscal year and the Company’s projected financial statements for the current fiscal year and showing deviations from the Company’s budget, such financial statements to be prepared in accordance with GAAP consistently applied (with the exception of footnotes), and to be accompanied by a certification of the principal financial or accounting officer of the Company as to the conformity of the financial statements with this Section 8(a)(ii) and a narrative discussion in writing prepared by the Company’s management comparing the results of operations of the current fiscal quarter and the fiscal quarter from the previous fiscal year;
               (iii) Monthly Financial Reports. As soon as available, but in no event later than ten days after the end of each month, unaudited consolidated monthly financial statements of the Company and its Subsidiaries, including a consolidated balance sheet as of the end of such month, a consolidated statement of income and a consolidated statement of cash flows for such month and the current fiscal year to date, which statements shall be prepared in accordance with GAAP consistently applied (with the exception of footnotes). Such statements shall also, in each case, set forth in comparative form the figures for the corresponding periods of the previous fiscal year and the Company’s projected financial statements for the current fiscal year and show deviations from the Company’s budget for the current year. Monthly financial statements shall be accompanied by a certification of the principal financial or accounting officer of the Company as to the conformity of the financial statements with this Section 8(a)(iii).
          (rr) Inspection Rights. For so long as any Principal Stockholder’s or its applicable Partial Rights Transferee’s Proportionate Percentage is 5% or more, the Company shall permit such Principal Stockholder or Partial Rights Transferee (as applicable) and such Persons as it may designate, at such Principal Stockholder’s or Partial Rights Transferee’s (as applicable) expense, to visit and inspect any of the properties of the Company and its Subsidiaries, examine its books and records and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such holder and such designees such affairs, finances and accounts) during normal business hours and upon reasonable notice.
          (ss) Business Plan. The business and affairs of the Company and EVERTEC shall be conducted at all times in accordance with the then-in-effect annual business plan and operating budget (the “Business Plan”). The initial Business Plan is attached hereto as Exhibit B. Subsequent Business Plans shall be adopted by the Board at least 30 days prior to each fiscal year. For so long as any Principal Stockholder’s or its applicable Partial Rights Transferee’s Proportionate Percentage is 5% or more, the Company shall furnish to such Principal Stockholder or Partial Rights Transferee (as applicable), as promptly as practicable, but in any event within five days after adoption by the Board, the Business Plan. The Company will also furnish to such Principal Stockholder or Partial Rights Transferee (as applicable), within a reasonable time after its preparation, any amendment to such previously delivered Business Plan.
          (tt) Confidentiality. Each Holder agrees to, and shall cause its Affiliates, and its and their respective directors, officers, employees, agents, advisors and representatives (“Representatives”) to, (i) hold confidential all information they may have or obtain concerning the Company or any of its Subsidiaries and their respective assets, business, operations, financial performance or prospects or the arrangements among the Holders and the Company (“Confidential Information”) and (ii) not to use such Confidential Information except, with respect to clause (ii), in connection with evaluating and monitoring its investment in the Company or exercising its rights and fulfilling its obligations with respect thereto (including, for the avoidance of doubt, the right, following the Restricted Period, to conduct a sale process with respect to the sale of its Common Shares so long as such Holder (x) complies with clause (i) of this sentence and (y) requires each potential participant in such sale process (a “Potential Participant”) to whom Confidential Information is provided to enter into a customary confidentiality agreement (to which the Company is a third-party beneficiary) with respect to such sale process which requires such Potential Participant and its Representatives to hold confidential, use only for the purposes of evaluating a purchase of Common Shares from the Holder, and to return or destroy at the conclusion of the sale process (unless such Potential Participant enters into a definitive agreement with such Holder whereby such Potential Participant will become a Holder upon consummation of the transactions contemplated by such agreement) any Confidential Information received by such Potential Participant or its Representatives); provided, however, that the term “Confidential Information” does not include information that (i) is already in such party’s possession, provided that such information is not known by such Holder to be subject to another confidentiality agreement with or other obligation of secrecy to any Person, (ii) is or becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by such party or such party’s Representatives, (iii) is or becomes available to such party on a non-confidential basis from a source other than any of the parties hereto or any of their respective Representatives, provided that such source is not known by such party to have made such information available to such party in violation of a confidentiality agreement with or other obligation of secrecy to any Person or (iv) is received in the course of a commercial arrangement between such Holder or any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand (which confidential information shall be governed by the provisions governing such commercial arrangement). Notwithstanding the foregoing, nothing herein shall prevent any party hereto from disclosing Confidential Information (1) upon the order of any court or administrative agency, (2) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (3) to the extent required by Law, (4) to the extent necessary in connection with any suit, action or proceeding relating to this Agreement or the exercise of any remedy hereunder, and (5) to such party’s Representatives that need to know such information and who agree to keep such information confidential on the terms set forth in this Section 8(d) (it being understood and agreed that, in the case of clause (1), (2) or (3), unless prohibited by Law or any regulatory authority, to the extent not prohibited by applicable Law, such party shall notify the other parties hereto of the proposed disclosure as far in advance of such disclosure as practicable and use reasonable efforts to ensure that any information so disclosed is accorded confidential treatment, when and if available). The provisions set forth in this Section 8(d) shall terminate with respect to a given Holder on the second anniversary of the date such Holder ceases to own Common Shares.
          (uu) Restrictions on New Business Activities. The Company and the Holders acknowledge that Popular and its Affiliates are subject to regulatory oversight by bank regulatory authorities in various jurisdiction (the “Regulatory Authorities”). For so long as the Company’s or any of its BHCA Subsidiaries’ activities and investments are subject to restrictions under the Bank Holding Company Act of 1956, because of Popular’s and/or its Affiliates ownership of Common Shares, neither the Company nor any of its BHCA Subsidiaries shall engage in any business (a “Covered Business”) or make any investment (collectively with a Covered Business, a “Covered Activity”) other than, to the extent that the Company or any of its BHCA Subsidiaries actually engage in such Covered Business as of the date hereof in the jurisdictions in which the Company and its Subsidiaries currently operate, the Business (as defined in the Merger Agreement), including the commencement of operations in a country in which the Company or any of its BHCA Subsidiaries is not currently operating or in which such Covered Business has not been previously conducted, whether by acquisition, investment or organic growth, if such Covered Activity may reasonably require Popular or an Affiliate of Popular to seek regulatory approvals from, or provide notice to, any Regulatory Authority, in each case, without first sending written notice to Popular (the “Covered Activity Notice”). Within 90 days after receipt of the Covered Activity Notice, Popular shall notify the Board in writing (i) whether, based on the advice of outside legal counsel, such Covered Activity would be permissible for Popular and/or its Affiliates to make or engage in directly under applicable banking Laws and (ii) either (A) that no regulatory approval with respect to Popular and/or its Affiliates is required for such Covered Activity, or (B) whether any required regulatory approval with respect to such Covered Activity has been obtained by Popular and/or its Affiliates. Neither the Company nor any of its BHCA Subsidiaries shall engage in any Covered Activity if such activity is impermissible, or until all required regulatory approvals are obtained. Popular and its Affiliates shall use its reasonable best efforts to obtain, as promptly as reasonably possible, all regulatory approvals necessary for the Company to conduct such Covered Activity; provided that Popular and each its Affiliates shall exercise their reasonable best efforts to minimize disclosure of any confidential or proprietary information relating to the Company and to seek confidential treatment for any such information, in each case, to the extent allowed under applicable Law.
          (vv) Restrictions on Holders with Respect to Company Debt.
               (i) Until the first anniversary of the date of this Agreement, no Holder may, together with its Affiliates, beneficially own or acquire, in the aggregate, greater than 20%

of any class of Indebtedness of the Company or any of its Subsidiaries. Each Holder agrees (A) not to knowingly cause any of its Significant Related Entities to take any action which would cause such Holder to violate the provisions in this paragraph if such Holder’s Significant Related Entities were deemed to be Affiliates of such Holder and, (B) that if it becomes aware of any such violation of these provisions, it shall use its commercially reasonable efforts, as soon as reasonably possible after such Holder becomes aware of such fact, to cause such Significant Related Entity to sell such Indebtedness so as to cause such Holder to be in compliance with these provisions.
               (ii) If a Principal Stockholder (an “Acquiring Stockholder”) or any of its Affiliates intends to acquire any Indebtedness of the Company or any of its Subsidiaries (whether through one or more transactions in the secondary market or otherwise) or the Company or any of its Subsidiaries intends to issue Indebtedness to a Principal Stockholder (in each case other than pursuant to the exercise of Preemptive Rights by such Principal Stockholder) (the “Acquired Indebtedness”), such Acquiring Stockholder or the Company, as the case may be, shall deliver written notice to the other Principal Stockholder setting forth the terms of such Acquired Indebtedness, the face amount to be acquired and the price and other material terms and conditions (the “Debt Acquisition Terms”) on which such Acquired Indebtedness will be acquired by the Acquiring Stockholder or its Affiliate. The other Principal Stockholder shall have the right, exercisable at any time prior to 11:59 p.m. on the third Business Day following receipt of such notice from Acquiring Stockholder or the Company (the “Debt Participation Deadline”), to purchase up to its pro rata portion (based on its and the Acquiring Stockholder’s respective ownership of Common Shares) of the face amount of the Acquired Indebtedness on the Debt Acquisition Terms from the proposed transferor or from the Company or such Subsidiary (including any securities issued as an equity kicker with respect to such Acquired Indebtedness) (the “Acquired Indebtedness Participation Right”), provided that in the case of secondary market transactions of outstanding Indebtedness, the Acquiring Stockholder shall have the right to purchase any such Acquired Indebtedness before the Debt Participation Deadline, in which case the other Principal Stockholder’s Acquired Indebtedness Participation Right will (A) be exercisable until 11:59 p.m. on the third Business Day following such other Principal Stockholder’s receipt of notice of such purchase from the Acquiring Stockholder and (B) entitle such other Principal Stockholder to buy its pro rata share of the Acquired Indebtedness from the Acquiring Stockholder or the Affiliate of the Acquiring Stockholder purchasing such Acquired Indebtedness.
               (iii) If a Principal Stockholder becomes aware that any of its Significant Related Entities has acquired Indebtedness of the Company or any of its Subsidiaries (whether through one or more transactions in the secondary market, as part of the initial incurrence or issuance of such Indebtedness by the Company or any of its Subsidiaries or otherwise) that, if acquired by such Principal Stockholder, would have entitled the other Principal Stockholder to purchase up to its pro rata portion of such Indebtedness, the other Principal Stockholder may purchase up to its pro rata portion of such Indebtedness without complying with the foregoing. No Principal Stockholder shall knowingly cause a Significant Related Entity to take any actions which would be in violation of the provisions set forth in this Section 8(f), if such Significant Related Entity were an Affiliate of such Principal Stockholder.

               (iv) If the terms of any Indebtedness of the Company or any of its Subsidiaries (“Applicable Indebtedness”) contain restrictions on voting of such Applicable Indebtedness (other than restrictions on the Company and/or its Subsidiaries), then no Principal Stockholder or Affiliate thereof (the “Purchasing Stockholder”) shall vote any Applicable Indebtedness held by it unless either (A) the other Principal Stockholder or its Affiliates would be entitled to vote its holdings of such Applicable Indebtedness pursuant to the terms of such restrictions or (B) the terms or conditions of the Applicable Indebtedness are amended or supplemented to add such restrictions after the acquisition thereof by the Purchasing Stockholder and such amendment or supplement was not executed at any time during which (x) such Purchasing Stockholder or its Affiliates, in the aggregate, have the right to nominate, or otherwise the ability to elect, a majority of the Directors or (y) the Purchasing Stockholder is part of a Group of Persons (other than as a result of this Agreement) that, in the aggregate, has the right to nominate, or otherwise the ability to elect, a majority of the Directors.
               (v) If the terms of any Applicable Indebtedness contain restrictions on the principal amount of Applicable Indebtedness that may be acquired or otherwise owned by any Person (other than the Company and/or its Subsidiaries), then the Purchasing Stockholder shall not acquire or otherwise own a principal amount of such Applicable Indebtedness in excess of such principal amount unless (A) the other Principal Stockholder or its Affiliates would be entitled to acquire or otherwise own an equal principal amount of such Applicable Indebtedness under the terms of such restrictions (it being understood that the Purchasing Stockholder shall be entitled to acquire a principal amount of Applicable Indebtedness under this clause (v) that, together with the principal amount of such Applicable Indebtedness held by the Purchasing Stockholder at such time, is equal to the principal amount held by the other Principal Stockholder without giving effect to this limitation) or (B) the terms of the Applicable Indebtedness are amended or supplemented to add such restrictions after the acquisition thereof by the Purchasing Stockholder and such amendment or supplement was not executed at any time during which (x) such Purchasing Stockholder or its Affiliates, in the aggregate, have the right to nominate, or otherwise the ability to elect, a majority of the Directors or (y) the Purchasing Stockholder is part of a Group of Persons (other than as a result of this Agreement) that, in the aggregate, has the right to nominate, or otherwise the ability to elect, a majority of the Directors.
               (vi) If the terms of any Applicable Indebtedness contain requirements for representations and warranties to the effect that the purchaser of such Applicable Indebtedness (other than the Company and/or its Subsidiaries) does not have any material non-public information with respect to the Company and its Subsidiaries that (A) has not been disclosed to the lenders under the Applicable Indebtedness (other than lenders that do not wish to receive material non-public information with respect to the Company and/or its Subsidiaries) prior to such time and (B) could reasonably be expected to have a material effect upon, or otherwise be material, to either a lender’s decision to participate in any assignment of such Applicable Indebtedness or to the market price of the Applicable Indebtedness, then the Purchasing Stockholder must be able to make such representations and warranties truthfully to the Company with respect to both itself and its Affiliates in connection with the purchase of such Applicable Indebtedness.
               (vii) If the terms of any Applicable Indebtedness contain any other express provision that would adversely affect the ability of a Principal Stockholder or any of its

Affiliates (other than the Company and/or its Subsidiaries) to acquire or otherwise own such Applicable Indebtedness other than in a manner affecting the other Principal Stockholder in respect of its ability to acquire or own such Applicable Indebtedness proportionally on the basis of its ownership of such Applicable Indebtedness, then the Purchasing Stockholder shall not acquire or otherwise own such Applicable Indebtedness unless the terms of the Applicable Indebtedness are amended or supplemented to add such provisions after the acquisition thereof by the Purchasing Stockholder and such amendment or supplement was not executed at any time during which (x) such Purchasing Stockholder or its Affiliates, in the aggregate, have the right to nominate, or otherwise the ability to elect, a majority of the Directors or (y) the Purchasing Stockholder is part of a Group of Persons (other than as a result of this Agreement) that, in the aggregate, has the right to nominate, or otherwise the ability to elect, a majority of the Directors.
          (viii) If the terms of any Applicable Indebtedness contain any other provision that would adversely affect the ability of a Principal Stockholder or any of its Affiliates (other than the Company and/or its Subsidiaries) to exercise rights or remedies in respect of such Applicable Indebtedness other than in a manner affecting the other Principal Stockholder in respect of its ability to exercise such rights or remedies proportionally on the basis of its ownership of such Applicable Indebtedness, then the Purchasing Stockholder shall not exercise such rights or remedies unless either (A) the other Principal Stockholder or its Affiliates would be entitled to exercise such rights or remedies or (B) the terms of the Applicable Indebtedness are amended or supplemented to add such provisions after the acquisition thereof by the Purchasing Stockholder and such amendment or supplement was not executed at any time during which (x) such Purchasing Stockholder or its Affiliates, in the aggregate, have the right to nominate, or otherwise the ability to elect, a majority of the Directors or (y) the Purchasing Stockholder is part of a Group of Persons (other than as a result of this Agreement) that, in the aggregate, has the right to nominate, or otherwise the ability to elect, a majority of the Directors.
          (ix) The restrictions set forth in Section 8(f)(iv) through (viii) shall not apply (A) if the Purchasing Stockholder is Apollo or its Complete Rights Transferee or any of their respective Affiliates, if either (x) Apollo or its Complete Rights Transferee shall have received the prior written consent of Popular or its Complete Rights Transferee or (y) Popular’s or such Complete Rights Transferee’s Proportionate Percentage is less than 10% and (B) if the Purchasing Stockholder is Popular or its Complete Rights Transferee or any of their respective Affiliates, if either (x) Popular or its Complete Rights Transferee shall have received the prior written consent of Apollo or its Complete Rights Transferee or (y) Apollo’s or such Complete Rights Transferee’s Proportionate Percentage is less than 10%.
          (ww) Dividends. Dividends shall be declared and paid in accordance with the Company’s and EVERTEC’s dividend policy in effect from time to time (the “Dividend Policy”). The Dividend Policies shall be adopted and/or amended by the Board from time to time; provided that such Dividend Policy (i) shall limit the amount of any dividends to the Company’s earnings or EVERTEC’s earnings, as the case may be, and (ii) shall not, in the reasonable judgment of the Board, adversely affect the working capital levels necessary for the Company and EVERTEC to conduct their respective operations in accordance with the then-in-effect Business Plan.

          (xx) Fees Shared Pro rata; Issuances to Certain Persons.
               (i) Any management, advisory, consulting or similar fees paid by the Company or any of its Controlled Affiliates to (A) Apollo, any of its Affiliates or any of their affiliated investment funds and/or their related investment management companies or (B) Popular or any of its Affiliates (for the avoidance of doubt, including any fees payable pursuant to Section 6 or Section 7 of the Apollo Consulting Agreement or Section 6 or Section 7 of the Popular Consulting Agreement, but excluding any fees paid to Popular or its Affiliates pursuant to any Ancillary Agreement (as such term is defined in the Merger Agreement) or other commercial arrangement in the ordinary course, on terms as least as favorable to the Company or any of its Controlled Affiliates as arm’s length terms; provided that the terms as of the date hereof of any commercial arrangement and the terms agreed to during any period during which a Principal Stockholder (other than Popular or any of its Affiliates) has the right to appoint a majority of the Board shall be deemed to be on arm’s length terms and any such commercial arrangement shall be deemed to be in the ordinary course for purposes of this Section 8(h) (but, for the avoidance of doubt, not for purposes of Section 3(c))), shall be shared by Apollo and Popular (or their respective designees) pro rata, based on their respective Proportionate Percentages (excluding for the purposes of this calculation Common Shares beneficially owned by Holders other than Apollo’s Ultimate Parent Entity, Popular and their respective Controlled Affiliates). Notwithstanding the foregoing, the fees payable pursuant to Section 4 of the Consulting Agreements shall be paid in accordance with the terms set forth in the Consulting Agreements.
               (ii) In the event that the Company issues any equity securities to any person who is employed by, or who acts as a consultant to, a Principal Stockholder (the “Employing Principal Stockholder”) or any of its Affiliates which qualify as Excluded Securities pursuant to Section 6(b)(ii), it shall issue a pro rata portion of such equity securities to the other Principal Stockholder in consideration for the Board services performed by the Principal Stockholder’s representatives; provided that prior to such issuance the Company shall inform the Employing Principal Stockholder who shall have the right to (i) have some or all of such equity securities issued to the Employing Principal Stockholder instead of a person who is an employee or consultant to such Employing Principal Stockholder or (ii) to reallocate all or some of such equity securities to its employees or consultants that are eligible to receive such equity securities pursuant to the Management Long-Term Compensation Plan.
          (yy) Stock Exchange Listing. In the event of a listing of Common Shares on a national securities exchange in connection with an Initial Public Offering, if a listing on the NASDAQ Stock Market or the NYSE, as applicable, would be more likely (as compared to the other) to materially increase the likelihood of any Director nominated by any Principal Stockholder to be deemed an Independent Director, then the Company shall list such Common Shares on such national securities exchange where the likelihood of such determination as an Independent Director is more likely unless, in the reasonable judgment of the managing and lead underwriters, listing such Common Shares on such national securities exchange would otherwise be materially less favorable for the success of an Initial Public Offering.
          (zz) Stockholder Rights Plan. Notwithstanding anything in this Agreement to the contrary, the adoption of any stockholder rights plan, rights agreement or any other form of

“poison pill” which is designed to or has the effect of making an acquisition of large holdings of the Company’s Common Shares more difficult or expensive (“Stockholder Rights Plan”) or the amendment of any such Stockholder Rights Plan which has the effect of extending the term of a Stockholder Rights Plan or any rights or options provided thereunder, shall require the affirmative vote of (i) a majority of the entire Board and (ii) for so long as any Principal Stockholder’s Proportionate Percentage is at least 5%, at least one Director nominated by such Principal Stockholder.
          (aaa) Group Status. To the extent that it is necessary for the Company to qualify as a “controlled company” (or similar status) pursuant to the rules of any securities exchange on which the Company is listed, no Holder shall deny “group” status for purposes of Section 13(d) of the Exchange Act (or the rules promulgated pursuant thereto) with the other parties to this Agreement (other than the Company) and Holders shall timely file and amend a Schedule 13D for the group with the U.S. Securities and Exchange Commission.
     Agreements Related to Management Holders.
          (bbb) Redemption Rights. The provisions set forth in this Section 9(a) shall apply to the Management Holders (each, a “Redeemed Holder”).
               (i) From and after a Repurchase Event with respect to any Redeemed Holder, the Company or one or more of its designees (each, a “Repurchaser”) shall have the right (but not the obligation) (the “Repurchase Right”), upon delivery of a notice to such Redeemed Holder (the “Repurchase Notice”), to purchase all Common Shares and all options and warrants exercisable for Common Shares beneficially owned by each such Redeemed Holder within the Repurchase Period.
               (ii) The Company may only designate a Principal Stockholder to be a Repurchaser. In order to designate a Principal Stockholder to be a Repurchaser with respect to a particular Redeemed Holder, the Company shall provide written notice (the “Repurchase Designee Notice”) to each Principal Stockholder setting forth (A) the identity of such Redeemed Holder, (B) the number of Common Shares and options and warrants exercisable for Common Shares beneficially owned by such Redeemed Holder as of the date of the applicable Repurchase Event, (C) the number of securities set forth in (B) above which the Company elects to Repurchase (the difference between (B) and (C) the “Additional Redeemable Shares”), and (D) whether the termination of such Redeemed Holder was for Cause, due to death or disability or at the election of such Redeemed Holder. Each Principal Stockholder shall have the right, exercisable by providing the Company with written notice within ten Business Days of the date of the Repurchase Designee Notice, to purchase (x) its pro rata portion of the Additional Redeemable Securities, based on its Proportionate Percentage (excluding for the purposes of this calculation Common Shares beneficially owned by Holders who are not Principal Stockholders) and (y) up to all of such other Additional Redeemable Securities not elected to be repurchased by the other Principal Stockholder.
               (iii) In the event one or more Repurchaser elects to exercise its Repurchase Right, the repurchase price shall be determined as set forth below:

                    (A) If such termination is (a) by the Company or any of its subsidiaries for Cause or (b) by the Redeemed Holder, the price to be paid by such Repurchaser to repurchase each Common Shares shall be an amount equal to the lesser of (x) the Fair Market Value of such Common Share as of such Redeemed Holder’s Service Termination Date (in the case of options and warrants, less the exercise price thereof) and (y) the amount originally paid to acquire such Common Share upon issuance thereof.
                    (B) If such termination is (a) by the Company without Cause or (b) due to death or disability of such Redeemed Holder, then the price to be paid by such Repurchaser to repurchase each Common Share shall be an amount equal to the Fair Market Value of such Common Share as of such Redeemed Holder’s Service Termination Date (in the case of options and warrants, less the exercise price thereof).
                    (C) The purchase price to be paid by a Repurchaser shall be paid, at the election of such Repurchaser, either (a) in cash in a single lump sum payment or (b) in consideration of a five-year subordinated promissory note issued by such Repurchaser (such note bearing interest equal to 5.0% per annum) or (c) a combination of the foregoing clauses (a) and (b). To the extent a Redeemed Holder is subject to the United States Internal Revenue Code (the “Code”) and the repurchase price is determined to be “deferred compensation” within the meaning of the Code, such repurchase price shall be made in a lump sum as soon as practicable after the Redeemed Holder’s Service Termination Date, but in any event within 30 days thereafter.
                    (D) Each Repurchaser, when purchasing the Common Shares pursuant to this Section 9, will be entitled to require each such Redeemed Holder to provide representations and warranties regarding (a) its power, authority and legal capacity to enter into such Transfer of Common Shares; (b) valid right, title and interest in such Common Shares and the Redeemed Holder’s ownership of such Common Shares; (c) the absence of any Encumbrances on such share of Common Shares; and (d) the absence of any violation, default, or acceleration of any agreement or instrument pursuant to which such Redeemed Holder or the assets of such Redeemed Holder are bound as the result of such sale. Each Repurchaser shall have the right to revoke its Repurchase Notice at any time. Should the Company elect to exercise the Repurchase Rights pursuant to this Section 9 and such Redeemed Holder fails to deliver all of such Common Shares in accordance with the terms hereof, the Company may, at its option, in addition to all other remedies it may have, cancel on its books the Common Shares (and options and warrants, to the extent applicable) registered in the name of the Redeemed Holder. All such Redeemed Holder’s right, title, and interest in and to such Common Shares (and options and warrants, to the extent applicable) shall terminate in all respects.
               (iv) For purposes of this Section 9, “Repurchase Period” shall mean the 12 months following the applicable Service Termination Date; provided that such 12-month period shall be tolled if the Company determines that the purchase of such Common Shares (together with any other purchases of Common Shares pursuant to this Section 9, or pursuant to similar provisions in any other agreements with other investors of which the Company has at such time been given or has given notice), would result (1) in a violation of any applicable Law or (2) after giving effect thereto (including any dividends or other distributions or loans from a Subsidiary of the Company to the Company in connection therewith), in a violation of any

Financing Agreements, (3) there exists a violation of a Financing Agreement which prohibits such issuance or purchase (including any dividends or other distributions or loans from a subsidiary of the Company to the Company in connection therewith), (4) the Company does not have funds available to effect such purchase of share of Common Shares, or (5) the consent of any legal, judicial, regulatory, or other Governmental Entity is required to consummate such redemption or repurchase. The Company shall upon learning of any such fact and prior to the end of the Repurchase Period so notify the Redeemed Holder that it will not purchase such Common Shares and/or options or warrants during the Repurchase Period and has deferred its right to make such purchase until such violation of law or Financing Agreement or unavailability of funds would not result therefrom or has ceased. The closing of the sale and purchase of Common Shares which the Company has elected to defer in accordance with this Section 9 shall take place no later than 20 Business Days after such date that the Company is no longer permitted to defer purchasing such Common Shares under this Section 9.
          (ccc) Consent of Spouses of Management Holders. The spouses of the individual Management Holders are fully aware of, understand and fully consent and agree to the provisions of this Agreement and its binding effect upon any community property interests or similar marital property interests in the Common Shares they may now or hereafter own, and agree that the termination of their marital relationship with any Management Holder for any reason shall not have the effect of removing any Common Shares of the Company otherwise subject to this Agreement from the coverage of this Agreement and that their awareness, understanding, consent and agreement are evidenced by their signing this Agreement. Furthermore, each individual Management Holder agrees to cause his or her spouse (and any subsequent spouse) to execute and deliver, upon the request of the Company, a counterpart of this Agreement, or an Adoption Agreement substantially in the form of Exhibit A or in a form satisfactory to the Company and each Principal Stockholder whose Proportionate Percentage is 5% or more.
          (ddd) No Right to Employment. Neither the ownership of Common Shares nor any provision contained in this Agreement shall entitle the Management Holder to obtain employment with or remain in the employment of the Company or any of its subsidiaries or Affiliates or affect any right the Company or any subsidiary or Affiliate of the Company may have to terminate the Management Holder’s employment, pursuant to an applicable employment agreement or otherwise for any reason.
          (eee) Non-Solicitation. During the period commencing on the date hereof and ending on the later of (i) the first anniversary of the date on which such Management Holder ceases to be a Holder of Common Shares, (ii) the second anniversary of the Repurchase Event of such Management Holder and (iii) the date on which such Management Holder ceases to receive any payments related to salary, bonus or severance from the Company or any of its Subsidiaries (or, in the case of any payment made in a lump sum, the expiration of the period to which such payment relates), such Management Holder shall not directly, or indirectly through another Person, (x) induce or attempt to induce any employee, representative, agent or consultant of the Company or any of its Affiliates or Subsidiaries to leave the employ or services of the Company or any of its Affiliates or Subsidiaries, or in any way interfere with the relationship between the Company or any of its Affiliates or Subsidiaries and any employee, representative, agent or consultant thereof, (y) hire any person who was an employee, representative, agent or consultant of the Company or any of its Affiliates or Subsidiaries at any time during the 12-month period immediately prior to the date on which such hiring would take place (it being conclusively presumed by the parties so as to avoid any disputes under this Section 9(d) that any such hiring within such 12-month period is in violation of clause (x) above) or (z) directly or indirectly call on, solicit or service any customer, supplier, licensee, licensor, representative, agent or other business relation of the Company or any of its Affiliates or Subsidiaries in order to induce or attempt to induce such Person to cease doing business with, or reduce the amount of business conducted with, the Company or any of its Affiliates or Subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, representative, agent or business relation of the Company or any of its Affiliates or Subsidiaries.
          (fff) Non-Competition. Each Management Holder hereby acknowledges that it is familiar with the Confidential Information (as defined below) of the Company and its Subsidiaries. Each Management Holder acknowledges and agrees that the Company would be irreparably damaged if such Management Holder were to provide services to any Person competing with the Company or any of its Affiliates or Subsidiaries or engaged in a similar business and that such competition by such Management Holder would result in a significant loss of goodwill by the Company. Therefore, each of the Management Holders agrees that during the period commencing on the date hereof and ending on the later of (i) the first anniversary of the date on which such Management Holder ceases to be a Holder of Common Shares, (ii) the second anniversary of the Repurchase Event of such Management Holder and (iii) the date on which such Management Holder ceases to receive any payments related to salary, bonus or severance from the Company or any of its Subsidiaries (or, in the case of any payment made in a lump sum, the expiration of the period to which such payment relates) (the “Non-Compete Period”), such Management Holder shall not (and shall cause each of his or its Affiliates not to) directly or indirectly own any interest in, manage, control, participate in (whether as an officer, director, manager, employee, partner, equityholder, member, agent, representative or otherwise), consult with, render services for, or in any other manner engage in any business engaged directly or indirectly, anywhere in the world, in the business of the Company and its Subsidiaries as currently conducted or proposed to be conducted as of the Repurchase Event of such Management Holder; provided, that nothing herein shall prohibit any of the Management Holders or their Affiliates from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded so long as none of such Persons has any active participation in the business of such corporation.
          (ggg) Policies. Each Management Holder hereby agrees to be bound by and to act in accordance with the Policies.
     Assignment.
          (hhh) No Assignment. Unless otherwise provided herein, no Holder may assign any of its rights or obligations under this Agreement without the prior written consent of the Principal Stockholders. Any assignment in violation of this Agreement shall be null and void and of no force and effect.
          (iii) Assignment in Whole. Notwithstanding the foregoing, each Principal Stockholder may assign, in whole, but not in part, its rights under this Agreement as a Principal

Stockholder (including, without limitation, its Board Quorum Rights, Board Rights, Committee Rights, Subsidiary Board Rights, Stockholder Quorum Rights, Consent Action Rights, Tag-Along Rights, Registration Rights, Preemptive Rights, Inspection Rights and Information Rights) to any Complete Rights Transferee (an “Assignment in Whole”). Following an Assignment in Whole, such Complete Rights Transferee may assign, in whole, but not in part, its rights under this Agreement to any Person to whom such Complete Rights Transferee Transfers 100% of the Common Shares acquired by such Complete Rights Transferee pursuant to the transaction, or series of related transactions, giving rise to the Assignment in Whole.
          (jjj) Assignment in Part. Notwithstanding the foregoing, each Principal Stockholder may assign (i) its 5% Board Right or its 10% Board Right to any Partial Rights Transferee; provided that at no time during the term of this Agreement shall the total number of Board Rights held by a Principal Stockholder and its Partial Rights Transferees exceed, in the aggregate, the total number of Board Rights such Principal Stockholder would have been entitled to had no such assignment of Board Rights been made; or (ii) its right to demand a Long-Form Registration (a “Long-Form Demand Right”) to any Partial Rights Transferee (any assignment, set forth in this Section 10(c), an “Assignment in Part”); provided that (x) no Principal Stockholder may assign, in the aggregate, more than two Long-Form Demand Rights and (y) at no time during the term of this Agreement shall the total number of Long-Form Demand Rights held by a Principal Stockholder and its Partial Rights Transferees exceed, in the aggregate, the total number of Long-Form Demand Rights such Principal Stockholder would have been entitled to had no such assignment of Long-Form Demand Rights been made.
          (kkk) Additional Rights Received by Partial Rights Transferees. Upon becoming a party to this Agreement, a Partial Rights Transferee shall be granted the rights set forth in this Agreement applicable to Partial Rights Transferees, including Committee Rights, Subsidiary Board Rights, Stockholder Quorum Rights, Tag-Along Rights, Preemptive Rights, Inspection Rights and Information Rights (collectively, the “Partial Rights Transferee Rights”), (i) in each case, only if such Partial Rights Transferee meets any applicable ownership thresholds and (ii) in the case of Committee Rights and Subsidiary Board Rights, only if such Partial Rights Transferee has been assigned a 5% Board Right or 10% Board Right. For the avoidance of doubt and subject to Section 10(c), the grant of the Partial Rights Transferee Rights to any Partial Rights Transferee pursuant to this Section 10(d) in and by itself shall not cause the loss of any such rights by the assigning Principal Stockholder.
          (lll) Binding Effect. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Holders (including any Management Holders and any spouses of such Management Holders) and the Company.
     Company Governing Documents Post-IPO.
     The Company and the Holders shall cause the Certificate of Incorporation and bylaws of the Company, EVERTEC and any entity that beneficially owns 100% of the common stock of EVERTEC and that will issue equity securities in connection with an Initial Public Offering to be amended in order to preserve the rights of the Principal Stockholders and any Partial Rights Transferees set forth in this Agreement to the maximum extent permitted under Law.

     Miscellaneous Provisions.
          (mmm) Termination. This Agreement shall terminate in respect of any Holder on the date such Holder ceases to own any Common Shares and such Holder shall have no further rights under this Agreement, but shall remain subject to Section 8(d) (Confidentiality), Section 9(d) (Non-Solicitation) and Section 9(e) (Non-Competition) and shall not be released from any liability incurred hereunder prior to the date it ceases to own any Common Shares.
          (nnn) Entire Agreement. This Agreement, together with the Merger Agreement and the Exhibits, Schedules and Annexes attached hereto and thereto and any certificates, documents, instruments and writings that are delivered pursuant hereto and thereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.
          (ooo) Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by United States Express Mail or a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):
          If to the Company, to:
Carib Holdings, Inc.
c/o Evertec, Inc.
Carr #176, Km 1.3
Cupey Bajo, Rio Piedras Puerto Rico 00926
P.O. Box 364527
San Juan, Puerto Rico 00936-4527
Telephone: (787) 759-9999
Email:        fvillamil@evertecinc.com
Attention:  Felix Villamil
President
with a copy, so long as Apollo’s Proportionate Percentage is at least 5% (which copy shall not constitute notice), to:
Apollo Management VII, L.P.
9 West 57th Street, 43rd Floor
New York, New York 10019
Telephone: (212) 515-3202
Email:        becker@apollolp.com
Attention:  Marc Becker
and to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036
Telephone: (212) 872-8112
Telecopy:   (212) 872-1002
Email:        aweinstein@akingump.com
Attention:  Adam Weinstein, Esq.
with a copy, so long as Popular’s Proportionate Percentage is at least 5% (which copy shall not constitute notice), to:
Popular, Inc.
209 Muñoz Rivera Avenue
Hato Reyes, Puerto Rico 00918
Telephone: (787) 758-7208
Email:         rcarrion@bppr.com
Attention:   Richard L. Carrión
                   CEO & President
copy to:      Ignacio Alvarez, Esq.
                   Executive Vice President & General Counsel
                   igalvarez@bppr.com
and to:
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Telephone: (212) 558-4000
Email:         toumeyd@sullcrom.com
Attention:   Donald J. Toumey
     If to a Holder, to the address set forth under such Holder’s name in Schedule I attached hereto.
     All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the third Business Day after being deposited in the United States mail, (iii) if sent for next day delivery by United States Express Mail or overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by telecopy or facsimile, upon confirmation of receipt, except that if such confirmation occurs after 5:00 p.m. (in the recipient’s time zone) on a Business Day, or occurs on a day that is not a Business Day, then such notice, request or communication will not be deemed effective or given until the next succeeding Business Day or (v) if sent by electronic mail, when sent. Notices, requests and other communications sent in any other manner will not be effective.
          (ppp) Specific Performance; Remedies. Each party acknowledges and agrees that the other parties would be damaged irreparably and would not have an adequate remedy at

Law if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, in addition to any other remedy to which it may be entitled at Law or in equity, each party will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions, without bond or other security being required. Except as expressly provided herein, the rights and remedies created by this Agreement are cumulative and in addition to any other rights and remedies otherwise available at Law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies or a waiver of the right to pursue any other right or remedy to which such party may be entitled.
          (qqq) Governing Law; Jurisdiction. This Agreement and all claims and causes of action arising hereunder or relating hereto will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any conflict of law principles that would result in the application of the laws of any other jurisdiction. In furtherance of the foregoing, the parties hereby acknowledge and agree that it is their intent that the Chosen Courts (as defined below) not apply the internal affairs doctrine for the purposes of any litigation, action, suit or other proceeding with respect to the subject matter hereof to the extent that such doctrine would result in the application of any law other than the law of the State of New York to this Agreement or claim or cause of action arising hereunder. Each party irrevocably and unconditionally consents, agrees and submits to the jurisdiction of the United States District Court for the Southern District of New York or any New York State court, in each case, located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any court in any other country (and appropriate appellate courts therefrom) (the “Chosen Courts”), for the purposes of any litigation, action, suit or other proceeding with respect to the subject matter hereof. Each party agrees to commence any litigation, action, suit or proceeding relating hereto only in the Chosen Courts. Each party irrevocably and unconditionally waives any objection to the laying of venue of any litigation, action, suit or proceeding with respect to the subject matter hereof in the Chosen Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation, action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The parties agree that a final judgment in any such litigation, action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
          (rrr) WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION PERMITTED UNDER THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER

INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(F).
          (sss) No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Holders may be partnerships or limited liability companies, each Holder covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any of the Company’s or any Holder’s former, current or future directors, officers, agents, affiliates, general or limited partners, members, managers or stockholders or any former, current or future directors, officers, agents, affiliates, employees, general or limited partners, members, managers or stockholders of any of the foregoing, as such (collectively, the “Related Parties”), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of the Company or any Holder under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided that nothing in this Section 12(g) shall relieve or otherwise limit the liability of any Holder, as such, for any breach or violation of its obligations under such agreements, documents or instruments.
          (ttt) Amendments. Other than with respect to amendments to Schedule I attached hereto, which may be amended by the Company to reflect additional Holders, this Agreement may not be amended, supplemented or modified without the written consent of (x) the Holders holding at least a majority of the Class A Shares of the Company then outstanding and (y) for so long as any Principal Stockholder’s Proportionate Percentage is at least 10%, such Principal Stockholder; provided, however, that (i) any such amendment, supplement or modification that by its terms affects the rights or obligations of any Holder in a manner that is materially adverse and substantially different relative to other Holders shall not be enforceable against such Holder without the written consent of such Holder, and (ii) the written consent of the Company shall be required, in the event that any such amendment, supplement or modification imposes a burden or obligation on the Company or adversely affects a benefit or right of the Company under this Agreement.
          (uuu) Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

          (vvv) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.
          (www) No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the parties hereto and their respective successors and permitted assigns. Except for the Company’s underwriters as set forth in Section 5(d), there are no third-party beneficiaries having rights under or with respect to this Agreement, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.
          (xxx) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.
          (yyy) Headings. The heading references herein and the table of contents hereof are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof.
          (zzz) Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first covenant.
* * * * *

     This Agreement is executed by the Company and by each Holder and spouse of each Management Holder to be effective as of the date first above written.

THE COMPANY: CARIB HOLDINGS, INC.
By:	/s/ Marc Becker
	Name:	Marc Becker
	Title:	President

THE PRINCIPAL STOCKHOLDERS: AP CARIB HOLDINGS, LTD.,
By:	Apollo Management VII, L.P., its sole director

By:	AIF VII Management, LLC, its general partner

By:	/s/ Marc Becker
	Name:	Marc Becker
	Title:	President

POPULAR, INC.
By:	/s/ Ivan Pagan Mejia
	Name:	Ivan Pagan Mejia
	Title:	Senior Vice President

[Signature Page to Stockholder Agreement]

SCHEDULE I
List of Holders

		Class of Common
Name	Address for Notices	Shares	Common Shares
Apollo	Apollo Management VII, L.P.	A	18,376,893
	9 West 57th Street, 43rd Floor
	New York, New York 10019
	Telephone: (212) 515-3202
	Email: becker@apollolp.com
	Attention: Marc Becker

Popular	Popular, Inc.	A	17,656,231
	209 Muñoz Rivera Avenue
	Hato Reyes, Puerto Rico 00918
	Telephone: (787) 758-7208
	Email: rcarrion@bppr.com
	Attention: Richard L. Carrión
	CEO & President

Total			36,033,125
Schedule I

ANNEX I
ACTIONS REQUIRING SPECIAL APPROVAL

Consent Actions

1.	any amendment to any organizational documents of the Company or any Subsidiary of the Company;

2.	any issuance of equity of the Company or any Subsidiary of the Company, including any options, warrants or other securities convertible or exchangeable for any equity securities (except for (i) issuances of equity to holders of equity of any Person being acquired by the Company in exchange for their equity in that Person, an acquisition of assets of or an investment in such Person, (ii) issuances of equity at no less than Fair Market Value to fund an identified acquisition of equity in another Person, or assets of or investment in another Person (but in the case of both (i) and (ii), subject to any consent requirements for such acquisition or investment), (iii) issuances of Excluded Securities in compliance with the provisions of this Agreement and the Certificate of Incorporation of the Company, and (iv) issuances of equity solely to the extent necessary to cure any default under the Company’s or any of its Subsidiaries’ financing documents with third parties or solely to the extent necessary to satisfy the Company’s liquidity needs if the Company requires additional liquidity to meet its ordinary course obligations and is unable to raise such liquidity through issuances or incurrence of Indebtedness on commercially reasonable terms, in the case of this clause (iv), as determined by the Board in a good faith exercise of its reasonable discretion);

3.	any Initial Public Offering of the Company or any Subsidiary of the Company prior to the second anniversary of the date of this Agreement;

4.	any Change of Control of the Company prior to the date that is 30 months after the date of this Agreement;

5.	any sale, transfer or other disposition of assets of the Company or any Subsidiary of the Company, in one or a series of related transactions, which assets (x) generated more than either (i) 15% of the Company’s consolidated revenues in the preceding 12 full months or (ii) $45 million in revenue in the preceding 12 full months or (y) together with all other sales, transfers or other dispositions of assets of the Company or any Subsidiary of the Company during the preceding 12 full months generated more than either (i) 25% of the Company’s consolidated revenues in the 12 full months preceding the first of such sales, transfers or other dispositions or (ii) $75 million in revenue in the 12 full months preceding the first of such sales,
Annex I-1

transfers or other dispositions, in each case determined in accordance with GAAP (any such sale, transfer or other dispositions, a “Restricted Asset Sale”);

6.	any acquisition of assets of or investment in any other Person by the Company or any Subsidiary of the Company, in one or a series of related transactions, which assets or investment (x) would generate more than either (i) 25% of the Company’s consolidated pro forma annual revenues or (ii) $75 million in annual revenue or (y) together with all other acquired assets or investments in any other Person by the Company or any Subsidiary of the Company during the preceding 12 full months, would generate more than either (i) 50% of the Company’s consolidated pro forma annual revenues or (ii) $150 million in annual revenue, in each case determined in accordance with GAAP;

7.	any incurrence of Indebtedness by the Company or any Subsidiary of the Company in an amount that would cause the ratio of total net debt of the Company and its Subsidiaries to EBITDA for the preceding fiscal year to exceed 6.0 on a pro forma basis; provided that, solely for purposes of calculating this ratio, the maximum amount of cash to be included in the calculation of “total net debt” shall be the greater of (i) to the product of 0.2 multiplied by EBITDA and (ii) $22.5 million;

8.	the entry into or amendment of any contract by the Company or any Subsidiary of the Company providing for capital expenditures that are expected to exceed $20 million pursuant to such contract (other than immaterial amendments to the non-economic terms of such contracts);

9.	any engagement by the Company or any Subsidiary of the Company, directly or indirectly, in one or a series of related transactions with (i) any Principal Stockholder, (ii) any Affiliate of a Principal Stockholder, (iii) any Person in which a Principal Stockholder or any of its Affiliates holds more than 50% of such Person’s equity securities or (iv) any executive management employee of the Company, other than (x) in the case of clauses (i), (ii) or (iii) above, the payment of fees and expenses in accordance with the Consulting Agreements, (y) in the case of clauses (ii) or (iii) above, transactions that are entered into on arm’s length terms in the ordinary course of business, and (z) in accordance with any agreement executed and delivered on the date of this Agreement with the consent of Apollo and Popular;

10.	except for entry into the Consulting Agreements in connection with the closing of the Merger Agreement, entry or change to any engagement, advisory or similar fee or arrangement payable by the Company or any of its Affiliates to a Principal Stockholder or any of its Affiliates;
Annex I-2

11.	the election, termination or replacement of the independent auditor of the Company or any material Subsidiary of the Company;

12.	any appointment or removal of the Chief Executive Officer of the Company or EVERTEC during the first year following the date of this Agreement;

13.	any material change to the terms and conditions of the Management Long-Term Compensation Plan.
Annex I-3